UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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ISOTIS, INC.
(Name of Registrant as Specified in its Charter)
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Filed by IsoTis, Inc. Pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934
Subject Company: IsoTis, Inc.
Commission File No.: 001-33272
This filing relates to the proposed acquisition of IsoTis, Inc. (“IsoTis”) by Integra LifeSciences Holdings Corporation (“Integra”) pursuant to the terms of an Agreement and Plan of Merger, dated as of August 6, 2007, among Integra, Ice Mergercorp, Inc. and IsoTis. The Agreement and Plan of Merger is on file with the Securities and Exchange Commission as an exhibit to the Current Report on Form 8-K filed by IsoTis on August 7, 2007 and is incorporated by reference into this filing.
The following items were released as indicated below: a letter to IsoTis’ stockholders repeating and translating certain portions of the Company’s proxy statement filed with the Securities and Exchange Commission on September 4, 2007 (the “Proxy Statement”). The following portions of the Proxy Statement were repeated in English and translated into Dutch, French and German: the letter to the IsoTis Stockholders; “The Merger —Background of the Merger,” on pages 18 through 23 of the Proxy Statement; “The Merger —Recommendation of the Board,” on pages 23 through 24 of the Proxy Statement; and “The Merger —Our Reasons for the Merger,” on pages 24 through 26 of the Proxy Statement.
The following introduction, in English, was translated into Dutch, French and German:
     On September 4, 2007, we filed a Definitive Proxy Statement (the “Proxy Statement”) with the U.S. Securities and Exchange Commission. The Proxy Statement relates to a special meeting of stockholders of IsoTis, Inc. (“IsoTis”) to be held on October 11, 2007, at which IsoTis’ stockholders will be asked to approve the acquisition of IsoTis by Integra LifeSciences Holdings Corporation (“Integra”) pursuant to an agreement and plan of merger dated as of August 6, 2007. If the acquisition is consummated, you will be entitled to receive $7.25 in cash, without interest, for each share of IsoTis common stock that you own.
     The Proxy Statement is a lengthy document in the English language. The majority of our stockholders are retail investors, and for many of them English is not their primary language.
     In view of the importance of your vote to IsoTis and its stockholders, and to make the information as accessible as we possibly can, we included several important components of the Proxy Statement in this document:
•	the letter to the IsoTis Stockholders;

•	“The Merger —Background of the Merger,” on pages 18 through 23 of the Proxy Statement;

•	“The Merger —Recommendation of the Board,” on pages 23 through 24 of the Proxy Statement; and

•	“The Merger —Our Reasons for the Merger,” on pages 24 through 26 of the Proxy Statement.
     Your vote is very important. We cannot consummate the merger unless the holders of a simple majority (i.e., more than 50%) of the outstanding shares of our common stock vote to adopt the merger agreement and approve the merger. We encourage you to read the Proxy Statement, including the annexes, in its entirety.

Sincerely, Pieter Wolters President and Chief Executive Officer

     Dear IsoTis, Inc. Stockholder:
     On behalf of the board of directors of IsoTis, Inc., I cordially invite you to attend a special meeting of stockholders to be held at 2 Goodyear, Irvine, California on October 11, 2007 at 9:00 a.m. local time.
     At the special meeting, you will be asked to consider and vote upon (i) a proposal to adopt the Agreement and Plan of Merger, dated as of August 6, 2007, among IsoTis, Integra LifeSciences Holdings Corporation, referred to as Integra, and Ice MergerCorp, Inc., a wholly-owned subsidiary of Integra, and approve the merger contemplated by the merger agreement, and (ii) a proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement and approve the merger. If the merger is consummated, we will become a subsidiary of Integra and you will be entitled to receive $7.25 in cash, without interest, for each share of our common stock that you own.
     After careful consideration of the terms of the merger agreement and the transactions contemplated by the merger agreement, as well as the items set forth on pages 18 through 23 under “The Merger — Background of the Merger,” and on pages 24 through 26 under “The Merger — Our Reasons for the Merger” our board of directors unanimously approved the merger agreement and determined that the merger and the other transactions contemplated by the merger agreement are advisable and in the best interests of IsoTis and its stockholders. As discussed under “The Merger — Background of the Merger” and “The Merger — Our Reasons for the Merger,” based on its deliberations and consultations with its advisors, our board of directors concluded that the only reasonably likely alternative to entering into the merger agreement with Integra (which our board of directors concluded offered our stockholders fair value for their shares) would be to seek bankruptcy protection. Our board of directors unanimously recommends that you vote “FOR” the adoption of the merger agreement and approval of the merger and “FOR” the adjournment of the special meeting, if necessary, to solicit additional proxies.
     Your vote is very important. We cannot consummate the merger unless the holders of a simple majority (i.e., more than 50%) of the outstanding shares of our common stock vote to adopt the merger agreement and approve the merger. The obligations of each of Integra and IsoTis to complete the merger are also subject to the satisfaction or waiver of several other conditions to the merger. We encourage you to read the accompanying proxy statement, including the annexes, in its entirety because it explains the proposed merger, the documents related to the merger and other related matters.
     Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing to us the enclosed proxy card as soon as possible. If your shares are held in an account at a brokerage firm, bank or other nominee, you should instruct your broker, bank or nominee how to vote in accordance with the voting instruction form furnished by your broker, bank or nominee. If you do not vote or do not instruct your broker, bank or nominee how to vote, it will have the same effect as voting against the adoption of the merger agreement.
     If you sign, date and send your proxy and do not indicate how you want to vote, your proxy will be voted “FOR” the adoption of the merger agreement and “FOR” the adjournment of the special meeting, if necessary, to solicit additional proxies, provided that no proxy that is specifically marked “AGAINST” the proposal to adopt the merger agreement and approve the merger will be voted in favor of the adjournment proposal, unless it is specifically marked “FOR” the adjournment proposal.
     I enthusiastically support this transaction and join the other members of our board of directors in recommending that you vote “FOR” the adoption of the merger agreement and approval of the merger.

Sincerely, Pieter Wolters President and Chief Executive Officer

     Background of the Merger
     Our board of directors and management, in their ongoing effort to maximize stockholder value, have periodically reviewed and assessed our business strategy, a variety of strategic alternatives and the various trends and conditions impacting our business in general. These industry trends include consolidation in the U.S. medical device industry, major competitors increasingly being able to use their size and portfolio breadth as leverage for a competitive advantage in our market and other competitive pressures such as increased pricing pressures as a result of more competitors and rapid technological change. More recently, the board had become concerned about our ability to execute our strategic plan in light of our limited financial resources, an increasingly competitive environment, our history of operating losses and disappointing developments in obtaining regulatory approval of our Accell products.
     On September 12 and 13, 2006, our board of directors together with our management conducted an in-depth strategic planning review to assess our future prospects. We decided on a two-fold strategy of becoming listed on a U.S. stock exchange and conducting an initial public offering in the United States.
     Until recently, shares of our predecessor company, IsoTis S.A., a Swiss corporation, were listed on SWX Swiss Exchange (ISON), Euronext Amsterdam N.V. (ISON) and the Toronto Stock Exchange (ISO). On November 6, 2006, IsoTis S.A. announced its plans to become a U.S. listed company with a single listing on the NASDAQ Global Market, for the purposes of increasing visibility to institutional investors, improving stockholder liquidity, reducing the complexity and cost of securities compliance requirements, facilitating access to capital markets and aligning the company’s listing with the location of its primary market and operations. To that end, we were formed as a wholly owned subsidiary of IsoTis S.A. on November 3, 2006, for the purpose of reorganizing IsoTis S.A. as a U.S. company. On November 3, 2006, we applied to list our shares on the NASDAQ Global Market. On December 15, 2006, we commenced an exchange offer for all of the issued and outstanding common shares of IsoTis S.A., pursuant to which we offered to exchange one of our shares of common stock for each ten common shares of IsoTis S.A. and planned to conduct a second-step merger to acquire any shares that remained outstanding after the consummation of the exchange offer.
     On December 20, 2006, Pieter Wolters, our president and chief executive officer, and Stuart Essig, the president and chief executive officer of Integra, met and discussed the possibility of a private label or distribution agreement for certain of our products.
     On January 8, 2007, we announced plans to raise between $30 million and $40 million by offering newly issued NASDAQ-listed shares of our common stock to the public in an underwritten public offering. We intended to use the net proceeds from the offering to support sales, marketing and general administrative activities, clinical research and product development, and to fund working capital and other general corporate purposes.
     On January 24, 2007, we initiated discussions with Merrill Lynch Capital for a term loan to provide a cash buffer for our operational needs in the event that we experienced a delay in our public offering.
     On January 26, 2007, our shares were listed and began trading on the NASDAQ Global Market (ticker: ISOT).
     On January 29, 2007, we filed a registration statement on Form S-1 for our initial public offering in the United States.
     On February 7, 2007, we received a letter from the FDA with comments and questions regarding our 510(k) application for our Accell products. The letter raised a question as to whether the Accell products should be regulated as biologics, as tissue or as a medical device. Moreover, if regulated as a medical device, the letter questioned whether the Accell products are Class II or Class III devices. We concluded based on the FDA letter that FDA approval of our Accell products would not occur during the first quarter of 2007, as we previously anticipated, and possibly could occur significantly later.
     In light of the FDA letter, we determined that our proposed public offering of common stock would be very difficult to complete because the public would likely be unable to properly assess the risk of a lengthy FDA approval process. On February 12, 2007, our board of directors authorized the withdrawal of our registration statement. On February 13, 2007, we filed a request to withdraw our Form S-1 registration statement that had been filed with the SEC on January 29, 2007.
     Following these events, our board of directors and management conducted an in-depth strategic planning review to explore options for raising the capital necessary for us to continue operating our business in the short and long term. On February 12, 2007, our board of directors approved the engagement of Thomas Weisel Partners to assist us with identifying options for an offering by private placement of our equity, equity-linked or debt securities in hopes of raising up to $20 million to $25 million to be used for working capital and other general corporate purposes, sales, marketing and general administrative activities, and research and development activities.

     From February 2007 through April 2007, we had a number of discussions with Integra regarding a possible private label or distribution agreement for certain of our products.
     On March 16, 2007, Thomas Weisel Partners commenced discussions with potential private placement investors. Between March 16, 2007 and May 21, 2007, we approached approximately 60 investors, 40 on a named basis. Twenty-two of these investors began performing due diligence on us.
     On March 28, 2007, our management met with the FDA to discuss the FDA’s letter concerning our 510(k) application for our Accell products.
     On April 19, 2007, Merrill Lynch Capital informed us that it would not provide us a term loan because of the risk of a lengthy FDA approval process for our Accell products.
     On April 27, 2007, the FDA sent us a letter indicating that it deemed the Accell products to be medical devices. The FDA verbally informed us that it would continue to review our pending 510(k) application and would not require a premarket approval application.
     On May 1, 2007, we re-initiated discussions with Merrill Lynch Capital for a term loan.
     On May 7, 2007, as a result of unsuccessful efforts to obtain financing and our continued capital constraints, our board of directors authorized management to approach potential acquirors in order to explore the potential for a strategic transaction with these parties. On May 8, 2007, our management and Thomas Weisel Partners began contacting potential acquirors. On May 10, 2007, we entered into a confidentiality agreement and began sharing information with a potential strategic acquiror in hopes of pursuing a potential transaction, but we did not receive an indication of interest from this party.
     On May 18, 2007, our board of directors held a telephonic meeting to discuss developments regarding potential private financing and strategic transactions. The board authorized our management to approach a broader group of potential buyers. In addition, we entered into a confidentiality agreement with Integra on May 18, 2007. Pursuant to this confidentiality agreement, we began providing Integra and its advisors with confidential information about our business for the purpose of Integra’s evaluation of a potential transaction.
     Throughout May 2007, we approached a total of 15 potential strategic acquirors, two of whom requested management presentations from us.
     On May 21, 2007, Integra made a non-binding verbal offer to acquire IsoTis in an at-market transaction. The closing price of our common stock on this date was $6.42.
     Beginning on May 21, 2007, Mr. Wolters held numerous conversations with various members of our board of directors to discuss the verbal indication of interest submitted by Integra. During these discussions, these directors indicated that Integra’s proposal was insufficient and authorized management and Thomas Weisel Partners to reject the proposal. Thomas Weisel Partners advised Integra of the board’s conclusion and invited Integra to submit a revised bid, along with other potential bidders, by May 30, 2007.
     On May 29, 2007, Merrill Lynch Capital and Silicon Valley Bank agreed to provide us a $20 million credit facility. The credit facility required us to raise an additional $20 million in funding by August 31, 2007 and provided that if we failed to raise this additional financing, we would be required to pay back Merrill Lynch $7.5 million by September 1, 2007.
     On May 30, 2007, Integra submitted a revised indication of interest to us. In the revised offer, Integra proposed a stock-for-stock transaction and indicated its willingness to entertain an at-market deal. However, Integra’s proposal also provided that the price of our common stock had risen to levels that made an at-market transaction less attractive to Integra, and that Integra was concerned that our current share price overestimated the underlying value of our business. Integra’s proposal also stated that it would require that we agree to pay Integra a “break-up fee” of

5% of the equity value of the transaction and also reimburse it for the expenses it incurred in connection with the transaction.
     We also received a letter from a third-party potential strategic acquiror on May 30, 2007 proposing three options for a transaction with us. The first option involved our issuance of $10 million of senior secured convertible debt but the third party noted in the letter that this option would be difficult for the party to consummate. The second option involved the creation of a new 50-50 joint venture between us and the third party. The third option involved a potential partnering transaction where the third party would find another party to jointly acquire us.
     On June 1, 2007, our board of directors held a telephonic meeting during which management made a presentation on the status of the financing search, as well as the proposals submitted by Integra and the third party on May 30, 2007. Representatives of Latham & Watkins LLP, our outside counsel, provided an overview of the board of directors’ fiduciary duties in the potential transactions. Following a discussion, the board determined that it was not in the best interests of us or our stockholders to rely on a private financing as a primary strategic option because it was unlikely that the company would obtain private financing on acceptable terms. Management then discussed the status of discussions with potential strategic acquirors, including the proposals submitted by Integra and the third party. The board discussed, among other things, the nature of the potential strategic acquirors, the likelihood of closing a potential transaction, the timing involved in negotiating and completing a potential transaction and a comparison of these transactions to other alternatives available to us. Based on the discussion, the board authorized management to continue its discussions with Integra and obtain additional clarity regarding the terms of a potential transaction, including price. The board concluded that the proposal submitted by the third party was unlikely to lead an acceptable transaction and instructed Thomas Weisel Partners to seek a more attractive proposal from the party. Following a discussion with Thomas Weisel Partners, this third party indicated that it was not able to modify its proposal.
     On June 5, 2007, our board of directors held a special telephonic meeting to receive an update on Integra’s proposal to acquire us. Management and representatives from Thomas Weisel Partners summarized the discussions to date with Integra, including Integra’s verbal offer to increase the offer price to $7.00 per share of our common stock. As a condition to moving forward with a transaction, Integra indicated that it would require us to negotiate exclusively with Integra regarding a sale of the company. Management also advised the board that no other potential strategic acquirors who had been previously contacted were currently interested in acquiring us, other than the party that submitted a bid on May 30, 2007 which had not since submitted a revised proposal. The board then authorized management to continue negotiations with Integra, including seeking an increase in the offer price and a reduction in the duration of the exclusivity period. Management also informed the board that management continued to be unsuccessful in its efforts to obtain acceptable terms on a private financing.
     On June 8, 2007, Integra submitted a revised proposal for a stock-for-stock transaction. Pursuant to the revised proposal, Integra (1) increased its offer to $7.25 per share of our common stock, subject to a collar, (2) shortened the duration of the exclusivity period from July 31, 2007 to July 15, 2007, and (3) agreed to permit us to continue our discussions with potential financing sources during the exclusivity period. Integra’s proposal also stated that it would require that we agree to pay Integra a “break-up fee” of $2.25 million and also reimburse it for the expenses it incurred in connection with the transaction.
     Later that day, our board of directors held a special telephonic meeting where our management and financial advisors discussed the terms of Integra’s offer, including the proposed price, length and scope of the exclusivity period and size of the breakup fee. The board also discussed the lack of interest by other potential strategic parties in pursuing a transaction with us. The board then authorized management to enter into an exclusivity agreement with Integra on the terms presented to the board.
     On June 11, 2007, we and Integra signed an exclusivity agreement extending through July 15, 2007.
     On June 15, 2007, we received a due diligence request letter from Integra. From June 15, 2007 through August 6, 2007, Integra conducted an extensive due diligence review of IsoTis.
     On June 18 and 19, 2007, members of our and Integra’s management met with each other and gave management presentations regarding their respective companies to each other.

     On June 22, 2007, our board of directors held a special telephonic meeting to review with members of our senior management the status of the discussions with Integra and Integra’s due diligence review. Representatives of Latham & Watkins LLP provided an overview of the board of directors’ fiduciary duties in the potential transaction. At this meeting, the board and management also discussed the financing alternatives under consideration. Thomas Weisel Partners informed the board of directors of the continuing lack of interest among potential financing sources in pursuing a transaction with us. In addition, our board of directors approved the agreement and other matters incidental to the merger of IsoTis S.A. into IsoTis International SA, that would complete the transactions contemplated by the exchange offer and result in IsoTis International SA becoming our wholly-owned subsidiary.
     On June 26, 2007, Integra’s counsel, Willkie Farr & Gallagher LLP, distributed an initial draft of a merger agreement to us and our counsel.
     On June 29, 2007, we entered into a confidentiality agreement with Integra whereby we agreed to maintain the confidentiality of information Integra would provide to us for purposes of our evaluation of a potential transaction.
     On July 2, 2007, Latham & Watkins LLP, delivered a revised merger agreement to Integra and its counsel. Between July 2, 2007 and August 6, 2007, we, Integra and our respective advisors discussed the terms of the proposed merger agreement on numerous occasions. Among other terms, we discussed the proposed representations and warranties, covenants, conditions to closing the merger, deal protection and termination provisions and termination fees.
     On July 2 and 3, 2007, Integra’s management made a presentation to our management, which was also attended by representatives from Thomas Weisel Partners, regarding its operations, and members of our management and Integra’s management had meetings to discuss the potential transaction and our operations.
     From July 2, 2007 through August 6, 2007, members of our and Integra’s management teams held numerous discussions regarding due diligence matters communications plans and various other matters related to the potential transaction. During certain of these discussions, Integra’s management reiterated to our management that Integra was not willing to increase the offer price in excess of $7.25 per share.
     On July 13, 2007, our board of directors met in person in Costa Mesa, California to review the progress of discussions with Integra, our financing alternatives, our operational plan going forward and the strategic alternatives to pursuing the potential transaction with Integra. Representatives of Latham & Watkins LLP provided an overview of the board of directors’ fiduciary duties in the potential transaction and a summary of the terms and condition of the draft merger agreement, including the various issues that remained subject to negotiation, including the deal protection, termination and termination fee provisions. Management and representatives of Thomas Weisel Partners made a presentation on the risks associated with Integra’s business and issues regarding the potential transaction with Integra. Management informed the board that it had received a draft term sheet from a potential financial investor. After a review of the proposed terms of the financing, the board concluded that the proposed financing was subject to various conditions that were not able to be satisfied by us and would not likely provide sufficient funds to maintain our operations for an extended period of time. Despite having contacted approximately 60 potential investors, we had received financing proposals from only this potential investor and the party who submitted a proposal on May 30, 2007. The board also approved, and later that day we entered into, an extension of our exclusivity agreement with Integra through July 29, 2007.
     On July 23, 2007, we accomplished the final step of the transactions contemplated by the exchange offer by consummating a second-step merger, pursuant to which the remaining 9.5% of the issued and outstanding shares of IsoTis S.A. common stock were exchanged for shares of our common stock at the same exchange ratio as used in the exchange offer.
     On July 24, 2007, we received a draft distribution agreement from Integra, pursuant which we would agree to manufacture certain of our products (other than our Accell products) under Integra’s label. We also received a draft option agreement from Integra pursuant to which Integra would have the option to include our Accell products in the distribution agreement.

     Between July 24, 2007 and August 6, 2007, we and our advisors had numerous discussions with Integra and its advisors regarding the terms and conditions of the distribution agreement and the option agreement, including our willingness to pursue such arrangements only if they contained market terms and were otherwise in the best interests of IsoTis.
     On July 26, 2007, Integra proposed pursuing an all cash transaction rather than a stock transaction and indicated that it was no longer willing to pursue a stock transaction.
     On July 27, 2007, our board of directors held a special telephonic meeting to receive an update on the potential transaction with Integra, at which time our management informed the board that Integra had now proposed an all cash transaction. Representatives of Latham & Watkins LLP also informed our board of its fiduciary obligations when considering the potential transaction with Integra. After a lengthy discussion, the board concluded to proceed with discussions with Integra regarding an all cash transaction. The board also authorized the extension of the exclusivity period to August 6, 2007.
     Later on July 27, 2007, we entered into an extension of our exclusivity agreement with Integra through August 6, 2007.
     On August 4, 2007, our board of directors held a special telephonic meeting to discuss the progress of negotiations with Integra. Prior to the meeting, our board of directors was provided with drafts of the merger agreement, the distribution agreement and the option agreement. At the meeting:
•	Mr. Wolters reviewed the history of the discussions between us and Integra;

•	representatives of Latham & Watkins LLP reviewed with our board of directors their fiduciary duties when considering the proposed transaction;

•	members of our management discussed the strategic alternatives available to us and our prospects on a standalone basis, including the likelihood that we will run out of cash to continue our operations after October 2007;

•	representatives of Latham & Watkins LLP also reviewed with our board of directors the terms and conditions of the proposed merger agreement, distribution agreement and option agreement; and

•	representatives of Thomas Weisel Partners discussed certain financial analyses related to the proposed transaction.
     The board authorized management to finalize negotiations with Integra.
     On August 6, 2007, our board of directors held a special telephonic meeting in the afternoon to consider the proposed transaction with Integra. Prior to the meeting, our board of directors was provided with substantially final drafts of the merger agreement, the distribution agreement and the option agreement. At the meeting:
•	Mr. Wolters provided the board with an update as to the discussions with Integra and reviewed the final terms of the proposed transaction;

•	representatives of Latham & Watkins LLP reviewed with our board of directors their fiduciary duties when considering the proposed transaction;

•	members of our management discussed the strategic alternatives available to us and our prospects on a standalone basis, including our inability to raise additional financing and the likelihood that we would run out of cash to continue our operations after October 2007;

•	representatives of Latham & Watkins LLP again reviewed with our board of directors the terms and conditions of the proposed merger agreement, the distribution agreement and the option agreement; and

•	representatives of Thomas Weisel Partners discussed certain financial analyses related to the proposed transaction and delivered its opinion described in the Proxy Statement that the consideration to be received by holders of our common stock pursuant to the proposed transaction was fair from a financial point of view to such holders, which was subsequently confirmed in a written opinion dated August 6, 2007. See “—Opinion of Thomas Weisel Partners LLC.”
     After discussions with management and our financial and legal advisors, our board of directors unanimously determined it to be in our best interest and the best interests of our stockholders to enter into the merger agreement and consummate the merger on the terms set forth in the merger agreement. Our board of directors resolved unanimously to adopt the merger agreement and to approve the other transactions contemplated by the merger agreement, and resolved unanimously to recommend that our stockholders vote to adopt the merger agreement and to approve the transactions contemplated by the merger agreement. The board also unanimously approved the distribution agreement and the option agreement.
     The merger agreement, the distribution agreement and the option agreement were executed by the parties on the evening of August 6, 2007.
     On August 7, 2007, before the opening of the U.S. markets, we and Integra issued a joint press release announcing the execution of the merger agreement.
     On August 30, 2007, we amended our credit facility with Merrill Lynch Capital and Silicon Valley Bank to provide that we do not need to raise the additional $20 million in funding until October 31, 2007. The amendment also allows us to access an additional $2 million in loan proceeds that had been required to be maintained in a separate collateral account.
      Recommendation of Our Board of Directors
     Our board of directors, by the unanimous vote of all directors:
•	approved and adopted the merger agreement and other transactions contemplated by the merger agreement, and declared the merger to be advisable to our stockholders; and

•	determined that it was in the best interests of us and our stockholders to enter into the merger agreement and consummate the merger on the terms and conditions set forth in the merger agreement.
     Accordingly, our board of directors recommends that you vote “FOR” the adoption of the merger agreement and approval of the merger.
      Our Reasons for the Merger
     In reaching its determination to approve and adopt the merger agreement and the transactions contemplated thereby and to recommend that you vote in favor of the proposal to adopt the merger agreement and approve the merger, our board of directors consulted with our management, as well as our legal and financial advisors. These consultations included discussions regarding our strategic business plans, the historical prices for our common stock, our past and current business operations and financial condition, our shortage of cash needed to continue operations, our future prospects, our unsuccessful attempts to find financial and strategic partners and the potential merger with Integra. Our board of directors consulted with Thomas Weisel Partners as to the fairness, from a financial point of view, to our stockholders of the merger consideration. Based on its discussions and consultations, our board of directors also concluded that the only reasonably likely alternative to entering into the merger agreement with Integra would be bankruptcy.
     Our board of directors considered a number of positive factors in its deliberations:
•	the merger consideration of $7.25 per share of our common stock represents an approximately 5.4% premium over the closing price of our common stock on August 6, 2007, the last trading day prior to the announcement of the transaction;

•	the view of management that the trading value for shares of our common stock was not likely to exceed the $7.25 per share merger consideration in the foreseeable future if we remained independent;

•	our board considered the presentation by Thomas Weisel Partners on August 6, 2007, and its opinion that, as of August 6, 2007, and based on and subject to the assumptions made, matters considered and qualifications and limitations on the scope of review undertaken by Thomas Weisel Partners, as set forth in its opinion, the consideration to be received by holders of our common stock in the merger was fair, from a financial point of view, to such holders;

•	the lack of any other viable financing or strategic alternatives available to us that would be expected to enhance stockholder value, despite our extensive efforts to pursue such alternatives since the withdrawal of our initial public offering;

•	the risks of remaining independent, including our management’s assessment that if we remain independent, we likely will not be able to obtain financing and will run out of cash to continue our operations after October 2007, requiring us to consider seeking bankruptcy protection;

•	the fact that we are currently operating at net income and cash flow deficits, both of which are expected to continue for the foreseeable future;

•	the fact that raising funds through private financing, even if successful, would necessarily result in substantial dilution to our existing stockholders and a decrease in the value of our common stock;

•	the fact that the merger consideration consists solely of cash, which provides immediate liquidity and certainty of value to our stockholders compared to a transaction in which stockholders would receive stock;

•	management’s assessment, after consultation with its financial advisors, that Integra will have adequate capital resources to pay the merger consideration;

•	the view of our board of directors, after receiving the advice of management and after consultation with our legal counsel, that regulatory approvals necessary to consummate the merger, if any, are likely to be obtained;

•	our ability under the merger agreement to furnish information to and conduct negotiations with a third party in certain circumstances, as more fully described under “The Merger Agreement — Covenants — No Solicitation of Acquisition Proposals”;

•	the board of directors’ ability to modify and change its recommendation of the transaction in certain circumstances if required by its fiduciary obligations to the stockholders;

•	the fact that the merger would be subject to the approval of our stockholders and that our stockholders would be free to reject the merger, provided that we comply with certain requirements including reimbursement of up to $1.5 million of Integra’s expenses incurred in connection with the proposed merger and, in certain circumstances, the payment of the termination fee of $2.25 million (less any expenses previously reimbursed);

•	our board of directors can terminate the merger agreement if a superior proposal for an alternative transaction were to be made by a third party;

•	the fact that the merger agreement provides sufficient operating flexibility for us to conduct our business in the ordinary course between the signing of the merger agreement and the consummation of the merger;

•	the availability of appraisal rights for our stockholders who properly exercise these statutory rights;

•	the consolidation occurring in the medical device industry; and

•	the risks associated with operating a medical device company, including competition and the potential for our products to become obsolete.
     Our board of directors also considered potential drawbacks or risks relating to the merger, including the following:
•	we will no longer exist as an independent company and our stockholders will no longer participate in our future prospects;

•	the merger agreement precludes us from actively soliciting alternative proposals;

•	we are obligated to pay Integra a termination fee of $2.25 million if we or Integra terminate the merger agreement under certain circumstances, which may deter others from proposing alternative transactions that might be more advantageous to our stockholders;

•	while the merger is expected to be consummated, there can be no assurance that all conditions to the parties’ obligations to consummate the merger will be satisfied, and as a result, it is possible that the merger may not be consummated even if the merger agreement is adopted by our stockholders. See “The Merger Agreement — Conditions to the Merger.” If the merger does not close, we may incur significant risks and costs, including the possibility of disruption to our operations, diversion of management and employee attention, employee attrition and a potentially negative effect on business and customer relationships;

•	our management projects that if the merger does not close and we fail to obtain alternative financing, we will not be able to fund our operations past October 2007 and we likely will need to seek bankruptcy protection;

•	the potential impact of the transaction on our employees, including the probability that jobs will be eliminated;

•	the risk that the merger will not be approved by the appropriate governmental authorities; and

•	the merger will be a taxable transaction and, therefore, our common stockholders generally will be required to pay tax on any gains they recognize as a result of the receipt of cash in the merger.
     Our board of directors also considered that certain of our directors and officers may have conflicts of interest in connection with the merger, as they may receive certain benefits that are different from, and in addition to, those of our other stockholders. See “— Interests of our Directors and Executive Officers in the Merger.”
     After taking into account all of the factors set forth above, as well as others, our board of directors unanimously agreed that the benefits of the merger outweigh the risks and that the transactions contemplated by the merger agreement, including the merger, are advisable and in the best interests of our stockholders. Our board of directors has unanimously approved the merger agreement and the merger and recommends that our stockholders vote to adopt the merger agreement and the merger at the special meeting. Based on its discussions and consultations with its advisors, our board of directors has concluded that the only reasonably likely alternative to entering into the merger agreement with Integra (which our board of directors concluded offered our stockholders fair value for their shares) would be to seek bankruptcy protection.
     The foregoing discussion is not intended to be exhaustive, but we believe it addresses the material information and principle factors considered by our board of directors in its consideration of the merger. In view of the number and variety of factors and the amount of information considered, our board of directors did not find it practicable to, and did not make specific assessments of, quantify or otherwise assign relative weights to, the specific factors considered in reaching its determination. In addition, our board of directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, and individual members of our board of directors may have given different weights to different factors. Our board of directors made its recommendation based on the totality of information presented to, and the investigation conducted by, the board of directors.

The following letter, translated in Dutch, was mailed to stockholders of IsoTis on or about September 5, 2007:
     Op 4 september 2007 hebben we een Definitieve Proxy Statement (“Proxy Statement”) ingediend bij de Amerikaanse Securities and Exchange Commission (“SEC”). DeProxy Statement heeft betrekking op een bijzondere aandeelhoudersvergadering van IsoTis Inc. die plaatsvindt op 11 oktober 2007. Tijdens deze vergadering zullen de aandeelhouders van IsoTis worden gevraagd de overname van IsoTis door Integra LifeSciences Holdings Corporation (“Integra”) goed te keuren aan de hand van een overeenkomst en fusieplan gedateerd 6 augustus 2007. In het geval de overname wordt voltooid, hebt u recht op een bedrag van USD 7,25 in contanten, zonder rente, voor ieder gewoon aandeel dat u bezit van IsoTis.
     De Proxy Statement betreft een lang document in de Engelse taal. De meerderheid van onze aandeelhouders betreft particuliere investeerders voor wie Engels niet de moedertaal is.
     Gezien het belang van uw stem voor IsoTis en haar aandeelhouders, sturen wij u in de bijlage een Nederlandse vertaling van diverse belangrijke onderdelen van de Proxy Statement:
•	de brief aan de aandeelhouders van IsoTis;

•	“De fusie — Achtergrond van de fusie”, pagina 18 tot 23 van de Proxy Statement;

•	“De fusie — Aanbeveling van de Board”, pagina 23 en 24 van de Proxy Statement;

•	“De fusie — Onze redenen voor de fusie”, pagina 24 tot 26 van de Proxy Statement.
     Uw stem is bijzonder belangrijk. We kunnen de fusie niet voltooien tenzij de houders van een eenvoudige meerderheid (dat betekent meer dan 50%) van de uitstaande gewone aandelen ten faveure stemmen voor aanname van de fusieovereenkomst en goedkeuring van de fusie. We moedigen u aan deze Proxy Statement in zijn geheel te lezen, inclusief de bijlagen.

Met vriendelijke groet, Pieter Wolters President en Chief Executive Officer

Mochten er verschillen blijken te zijn tussen deze vertaling en de originele Engelse tekst van de Proxy
Statement, dan zal de Engelse tekst bepalend zijn.

     Geachte aandeelhouder van IsoTis, Inc.,
     Namens de Board of Directors (“Board”) van IsoTis, Inc. nodig ik u van harte uit om de bijzondere aandeelhoudersvergadering bij te wonen die plaatsvindt op 11 oktober om 9.00u lokale tijd 2007 op het adres 2 Goodyear, Irvine, Californië.
     Tijdens deze bijzondere vergadering wordt u gevraagd uw stem uit te brengen ten aanzien van (i) een voorstel voor aanname van een Overeenkomst en Fusieplan gedateerd 6 augustus 2007 tussen IsoTis, Integra LifeSciences Holdings Corporation, ook wel Integra, en Ice MergerCorp, Inc. een 100% dochteronderneming van Integra, en de fusie zoals omschreven in de fusieovereenkomst goed te keuren, en (ii) een voorstel om de bijzondere vergadering indien nodig te schorsen om aandeelhouders te benaderen in het geval er onvoldoende stemmen worden uitgebracht tijdens de bijzondere vergadering voor de aanname van de fusieovereenkomst en goedkeuring van de fusie. In het geval de overname wordt voltooid, wordt ons bedrijf een dochteronderneming en hebt u recht op een bedrag van USD 7,25 in contanten, zonder rente, voor ieder gewoon IsoTis Inc aandeel dat u bezit.
     Na zorgvuldige overweging van de bepalingen in de fusieovereenkomst en de transacties beschreven in de fusieovereenkomst, alsook de onderwerpen zoals besproken op paginas 18 tot 23 onder “De fusie — Achtergrond van de fusie” en op paginas 24 tot 26 onder “De fusie — Onze redenen voor de fusie”, heeft onze Board de fusieovereenkomst unaniem goedgekeurd en vastgesteld dat de fusie en andere transacties zoals beschreven in de fusieovereenkomst raadzaam zijn en in het beste belang zijn van IsoTis en haar aandeelhouders. Zoals besproken onder “De fusie — Achtergrond van de fusie” en “De fusie — Onze redenen voor de fusie” en gebaseerd op zorgvuldige afweging en beraadslaging met onze adviseurs, is onze Board tot de conclusie gekomen dat het enige redelijkerwijs haalbare alternatief voor de fusie met Integra (waarbij onze aandeelhouders een redelijke waarde voor hun aandelen wordt geboden) zou zijn om faillissementsbescherming aan te vragen. Onze Boardleden bevelen u unaniem aan om “VOOR”‘de aanname van de fusieovereenkomst en de goedkeuring van de fusie te stemmen en indien nodig “VOOR” de schorsing van de bijzondere vergadering om extra aandeelhouders te benaderen.
     Uw stem is bijzonder belangrijk. We kunnen de fusie niet voltooien tenzij de houders van een eenvoudige meerderheid (dat betekent meer dan 50%) van de uitstaande gewone aandelen vóór aanname van de fusieovereenkomst en goedkeuring van de fusie. De verplichtingen van zowel Integra als IsoTis om de fusie te voltooien zijn tevens afhankelijk van het vervullen of opgeven van enkele andere voorwaarden. We moedigen u aan om de bijgaande Proxy Statement in zijn geheel, inclusief de bijlagen, te lezen omdat het nadere toelichting biedt ten aanzien van de voorgestelde fusie, de documenten die verband houden met de fusie en andere van belang zijnde zaken.
     Ongeacht of u wel of niet van plan bent de bijzondere vergadering bij te wonen, verzoeken wij u de tijd te nemen om uw stem uit te brengen. U kunt dit doen door de bijgevoegde volmachtkaart zo snel mogelijk in te vullen en aan ons te verzenden. Indien uw aandelen worden beheerd door een broker, bank of andere gevolmachtigde, kunt u uw broker, bank of gevolmachtigde instrueren welke stem deze dient uit te brengen in overeenstemming met de stemmingsinstructies van uw broker, bank of gevolmachtigde. Indien u niet stemt, noch uw broker, bank of gevolmachtigde instrueert welke stem deze moet uitbrengen, heeft dit hetzelfde effect als tegen de vaststelling van de fusieovereenkomst stemmen.
     Indien u uw volmacht ondertekent, van datum voorziet en instuurt en daarbij niet aangeeft welke stem u wilt uitbrengen, wordt uw volmacht beschouwd als “VOOR” de vaststelling van de fusieovereenkomst en “VOOR” het voorstel om indien nodig de bijzondere vergadering te schorsen teneinde extra aandeelhouders te benaderen. Als u specifiek heeft aangegeven “TEGEN” het voorstel te stemmen om de fusieovereenkomst aan te nemen en de fusie goed te keuren zal de stem ook worden beschouwd als “TEGEN” het schorsingsvoorstel tenzij specifiek is aangegeven “VOOR” het schorsingsvoorstel.
     Ik sta volledig achter deze transactie en sluit mij aan bij de andere leden van onze Board in de aanbeveling om “VOOR” de vaststelling van de fusieovereenkomst en goedkeuring van de fusie te stemmen.

Met vriendelijke groet, Pieter Wolters President en Chief Executive Officer

     Achtergrond van de fusie
     In onze niet aflatende inspanning om de waarde voor onze aandeelhouders te maximaliseren, hebben onze Board en management onze bedrijfsstrategie regelmatig geëvalueerd en hebben zij diverse strategische alternatieven en diverse trends en omstandigheden besproken die gevolg hebben voor ons bedrijf in het algemeen. Deze trends in de sector betreffen onder andere consolidatie in de Amerikaanse sector voor medische hulpmiddelen, grote concurrenten die steeds beter in staat zijn hun omvang en brede portfolio als concurrentievoordeel in onze markt te laten gelden en andere concurrentiedruk zoals een hogere prijsdruk als gevolg van meer concurrentie en snel veranderende technologie. Meer recent is onze Board bezorgd geraakt over de haalbaarheid van ons strategische plan in het licht van onze beperkte financiële middelen, een steeds sterker wordende concurrentie, onze historische verliezen en de teleurstellende ontwikkelingen bij het verkrijgen van regulatoire goedkeuring van onze Accell producten.
     Op 12 en 13 september 2006 hebben onze Boardleden in samenwerking met ons management een diepgaande evaluatie gehouden van de strategische planning om onze vooruitzichten te beoordelen. We hebben besloten tot een tweevoudige strategie: notering op de Amerikaanse beurs en een openbare emissie in de Verenigde Staten.
     Tot voor kort werden aandelen van ons voorgaande bedrijf IsoTis S.A., een Zwitserse onderneming, verhandeld op de SWX Zwitserse Aandelenbeurs (ISON), Euronext Amsterdam N.V. (ISON) en de beurs van Toronto (ISO). Op 6 november 2006 kondigde IsoTis S.A. haar plannen aan om een beursgenoteerd bedrijf in de VS te worden met een enkelvoudige notering op de NASDAQ Global Market. De bedoeling van deze notering was om de meer bekendheid te verkrijgen bij institutionele beleggers, de liquiditeit voor aandeelhouders te verhogen, de complexiteit en kosten van nalevingsvoorschriften voor de effectenmarkt te verlagen, de toegang tot kapitaalmarkten te vereenvoudigen en de notering van het bedrijf in overeenstemming te brengen met de locatie van zijn belangrijkste markt en activiteiten. Daarom werd IsoTis, Inc. op 3 november 2006 opgericht als een 100% dochteronderneming van IsoTis S.A.. Op 3 november 2006 hebben we de notering van onze aandelen op de NASDAQ Global Market aangevraagd. Op 15 december 2006 begonnen we met een ruilbod voor alle uitgegeven en uitstaande gewone aandelen van IsoTis S.A., waarbij we aanboden om één van onze (IsoTis Inc) gewone aandelen te accepteren in ruil voor tien gewone aandelen van IsoTis S.A. Tevens hebben we de uitvoering van een tweestapsfusie gepland om de aandelen over te nemen die uitstaand zouden blijven na de voltooiing van het ruilbod.
     Op 20 december 2006 zijn Pieter Wolters, onze President en CEO en Stuart Essig, President en CEO van Integra, bijeengekomen en hebben zij de mogelijkheid besproken voor een eigen merk of distributieovereenkomst voor bepaalde producten van ons.
     Op 8 januari 2007 kondigden we plannen aan om tussen USD 30 miljoen en USD 40 miljoen nieuw vermogen aan te trekken door een openbare emissie van nieuw uit te geven en aan NASDAQ te noteren gewone aandelen. Ons doel was om de netto opbrengst van de emissie te gebruiken ter ondersteuning van de verkoop, marketing en algemene administratieve activiteiten, klinisch onderzoek en productontwikkeling en om het werkkapitaal en andere algemene bedrijfsdoelen te financieren.
     Op 24 januari 2007 initieerden we gesprekken met Merrill Lynch Capital over het aantrekken van een kredietfaciliteit zodat we voldoende reserves zouden hebben voor onze exploitatiebehoeften in het geval we een vertraging zouden oplopen met onze openbare emissie.
     Op 26 januari 2007 werden onze aandelen genoteerd en begon de handel op de NASDAQ Global Market (beurssymbool: ISOT).
     Op 29 januari 2007 dienden we een registratieverklaring in bij de Amerikaanse Securities and Exchange Commission (“SEC”) op een zogenaamd Formulier S-1 voor de nieuwe aandelen die zouden worden uitgegeven in het kader van onze openbare emissie.
     Op 7 februari 2007 ontvingen we een brief van de FDA (de Amerikaanse “Food and Drug Administration”, die de toelating reguleert van medicijnen en medische hulpmiddelen) met opmerkingen en vragen ten aanzien van onze 510(k)-goedkeuringsaanvraag voor onze Accell producten. De brief betrof de vraag of de Accell producten moeten worden gereguleerd als biologische producten, als weefsel- of als medische hulpmiddelen. In het geval de producten zouden worden gereguleerd als medische hulpmiddelen, werd de vraag opgeworpen of de producten medische hulpmiddelen uit Klasse II of Klasse III zouden zijn. Aan de hand van de brief van de FDA kwamen we tot de conclusie dat de goedkeuring van de FDA voor onze Accell producten niet in het eerste kwartaal van 2007 zou plaatsvinden (zoals we hadden verwacht) en dat dit mogelijk veel later het geval zou zijn.
     In het licht van de brief van de FDA bepaalden we dat onze voorgestelde openbare emissie van gewone aandelen zeer moeilijk te voltooien was, omdat het publiek waarschijnlijk niet in staat zou zijn de risico’s van een langdurig goedkeuringsproces bij de FDA in te schatten. Op 12 februari 2007 gaf onze Board daarom opdracht om de registratie van de openbare emissie terug te trekken. Op 13 februari 2007 dienden we een verzoek in om onze registratieverklaring (het Formulier S-1) zoals ingediend bij de SEC op 29 januari 2007, terug te trekken.
     Na deze gebeurtenissen voerden onze Board en management een diepgaande evaluatie van het strategische bedrijfsplan uit om de mogelijkheden te onderzoeken voor het aantrekken van het benodigde vermogen om ons bedrijf op korte en lange termijn te financieren. Op 12 februari 2007 gaf onze Board goedkeuring om Thomas Weisel Partners in te schakelen bij het identificeren van mogelijkheden voor een onderhandse uitgifte van aandelen of al dan niet in aandelen converteerbaar schuldpapier, in de hoop tussen USD 20 tot 25 miljoen vermogen aan te trekken dat zou kunnen worden gebruikt als werkkapitaal en voor andere algemene bedrijfsdoelen, verkoop, marketing en algemene administratieve taken, onderzoek en ontwikkelingsactiviteiten.

     Van februari 2007 tot april 2007 hebben we een aantal besprekingen gevoerd met Integra omtrent een mogelijk “private label” of distributieovereenkomst voor een aantal van onze producten.
     Op 16 maart 2007 startte Thomase Weisel Partners de besprekingen met potentiële investeerders voor een onderhandse uitgifte van aandelen. Tussen 16 maart en 21 mei 2007 hebben we ongeveer 60 investeerders benaderd, waarvan 40 geinformeerd weren dat het om IsoTis ging. Tweeëntwintig van deze investeerders begonnen met een due diligence-onderzoek naar ons.
     Op 28 maart 2007 kwam ons management bijeen met de FDA om de brief van de FDA met betrekking tot onze 510(k)-aanvraag voor onze Accell producten te bespreken.
     Op 19 april 2007 informeerde Merrill Lynch Capital ons dat deze ons geen kredietfaciliteit wilde verstrekken vanwege het risico op een langdurig FDA goedkeuringsproces voor onze Accell producten.
     Op 27 april 2007 stuurde de FDA ons een brief met de mededeling dat zij de Accell producten als medische hulpmiddelen beschouwde. De FDA informeerde ons mondeling dat zij de beoordeling van onze hangende 510(k)-aanvraag zou voortzetten en geen aannvullende goedkeuringsaanvragen verlangde.
     Op 1 mei 2007 hervatten we de gesprekken met Merrill Lynch Capital voor een kredietfaciliteit.
     Op 7 mei 2007 gaf onze Board — als gevolg van de mislukte pogingen om financiering te krijgen en onze blijvende kapitaalbeperkingen — het management de opdracht mogelijke kopers te benaderen om de mogelijkheid van een strategische transactie met hen te onderzoeken. Op 8 mei 2007 startte ons management samen met Thomas Weisel Partners met het benaderen van mogelijke kopers. Op 10 mei 2007 sloten we een geheimhoudingsovereenkomst en begonnen we met het uitwisselen van informatie met een mogelijke strategische koper in de hoop een mogelijke transactie te laten plaatsvinden, maar we kregen geen blijk van interesse van deze partij.
     Op 18 mei 2007 hield onze Board een telefonische vergadering om de ontwikkelingen ten aanzien van de mogelijke onderhandse uitgifte van aandelen en strategische transacties te bespreken. De Board gaf ons management de opdracht een bredere groep mogelijke kopers te benaderen. Daarnaast gingen we op 18 mei 2007 een geheimhoudingsovereenkomst aan met Integra. Als gevolg van deze geheimhoudingsovereenkomst, begonnen we Integra en haar adviseurs te voorzien van vertrouwelijke informatie over ons bedrijf om Integra in de de gelegenheid te stellen een mogelijke transactie te overwegen.
     Gedurende de hele maand mei 2007 hebben we in totaal 15 mogelijke strategische kopers benaderd, waarvan twee ons verzocht hebben een managementpresentatie te geven.
     Op 21 mei 2007 deed Integra een niet bindend mondeling bod voor de overname van IsoTis in een ‘at-market’ transactie. De slotkoers van onze gewone aandelen was op die datum USD 6,42.
     Beginnend op 21 mei 2007 had de heer Wolters talrijke telefonische besprekingen met (andere) leden van de Board over de mondelinge blijk van interesse van Integra. Tijdens deze besprekingen, gaven deze directeuren aan dat het voorstel van Integra onvoldoende was en gaven zij ons management en Thomas Weisel Partners goedkeuring het voorstel af te wijzen. Thomas Weisel Partners informeerde Integra over het besluit van de Board en nodigde Integra uit om samen met andere mogelijke bieders een herzien bod uit te brengen voor 30 mei 2007.
     Op 29 mei 2007 stemde Merrill Lynch Capital en Silicon Valley Bank in met een kredietfaciliteit van USD 20 miljoen. De kredietfaciliteit verplichtte ons wel om voor 31 augustus 2007 tenminste USD 20 miljoen nieuw vermogen aan te trekken en bepaalde dat indien we niet in staat zouden aan deze voorwaarde te voldoen, we Merrill Lynch USD 7,5 miljoen terug dienden te betalen voor 1 september 2007.
     Op 30 mei 2007 kwam Integra met een herziene indicatie van interesse. Integra stelde een aandelenruiltransactie voor en gaf aan dit tegen beurswaarde, ‘at market’, te willen doen . Maar het voorstel van Integra bepaalde tevens dat de prijs van onze gewone aandelen zo hoog was geworden dat een ‘at-market’ transactie voor Integra niet meer zo aantrekkelijk was en dat Integra bezorgd was dat onze huidige aandelenkoers te hoog was in vergelijking met de onderliggende waarde van ons bedrijf. In het voorstel van Integra kwam tevens naar voren dat we akkoord moesten gaan met de betaling van een “break-up fee”, een boete bij het afbreken van de fusieovereenkomt, ter hoogte van 5% van de intrinsieke waarde van de transactie en de kosten die Integra zou hebben opgelopen bij het voorbereiden van de transactie.
     Op 30 mei 2007 ontvingen we tevens een brief van een andere mogelijke strategische koper met daarin het voorstel voor drie mogelijkheden voor een transactie met ons. De eerste mogelijkheid betrof uitgifte van USD 10 miljoen preferente, met zekerheden gedekte converteerbare obligaties, maar de andere partij merkte in haar brief op dat deze optie voor haar moeilijk te voltooien was. De tweede mogelijkheid betrof de oprichting van een nieuw 50-50 samenwerkingsverband tussen ons en de derde partij. De derde optie betrof een mogelijke partnertransactie waarbij de derde partij een andere partij zou zoeken om ons gezamenlijk over te nemen.
     Op 1 juni 2007 hield onze Board een telefonische vergadering waarbij het management een presentatie hield over de status van de financiering alsook de voorstellen die waren ingediend op 30 mei 2007 door Integra en de derde partij. Vertegenwoordigers van Latham & Watkins LLP, onze externe advocaten, gaven ons een overzicht van de plichten van de Board in de mogelijke transacties. Na een bespreking bepaalde de Board dat het niet in het belang van het bedrijf noch in het belang van onze aandeelhouders was om te vertrouwen op een onderhandse aandelenemissie als belangrijkste strategische mogelijkheid omdat het inmiddels onwaarschijnlijk was dat het bedrijf een onderhandse aandelenemissie kon uitvoren tegen acceptabele voorwaarden. Daarna besprak het management de status van de gesprekken met mogelijke strategische kopers, waaronder de voorstellen zoals ingediend door Integra en de andere derde partij. De Board besprak daarop onder andere de eigenschappen van de mogelijke strategische kopers, de waarschijnlijkheid dat een mogelijke transactie daarwerklijk zou worden afgesloten, de daarbij behorende timing voor onderhandelingen en het voltooien van een mogelijke transactie, en een vergelijking van deze transacties met alternatieven. Op basis van deze discussie gaf de Board het management de opdracht de besprekingen met Integra voort te zetten en meer duidelijkheid te verkrijgen ten aanzien van de voorwaarden — inclusief de prijs — van een mogelijke transactie. De Board besloot dat het voorstel van de derde partij waarschijnlijk niet zou leiden tot een acceptabele transactie en gaf Thomas Weisel Partners de opdracht een aantrekkelijker voorstel van deze partij te krijgen. Na een bespreking met Thomas Weisel Partners gaf deze derde partij aan dat haar voorstel niet kon worden aangepast.
     Op 5 juni 2007 hield onze Board een speciale telefonische vergadering om een update te verkrijgen ten aanzien van het voorstel van Integra om ons over te nemen. Het management en vertegenwoordigers van Thomas Weisel Partners vatten de besprekingen met Integra tot op dat moment samen, inclusief het mondelinge aanbod van Integra om de biedprijs te verhogen naar USD 7,00 per gewoon aandeel. Integra gaf aan dat we exclusief met haar dienden te onderhandelen over de verkoop van het bedrijf en stelde dit als voorwaarde voor de voortgang van de transactie. Het management gaf de Board tevens het advies dat geen enkele andere mogelijke strategische kopers waar voorheen contact mee was opgenomen, momenteel nog interesse had om ons over te nemen, behalve de partij die op 30 mei 2007 een bod deed en sindsdien geen ander voorstel had ingediend. De Board gaf het management daarom de opdracht de onderhandelingen met Integra voort te zetten, waaronder het uitzoeken van de mogelijkheden om de biedprijs te verhogen en de duur van de exclusiviteitsperiode te verkorten. Het management informeerde de Board tevens dat zij nog steeds geen succes had bij haar pogingen om acceptabele voorwaarden te verkrijgen voor een onderhandse uitgifte van aandelen.
     Op 8 juni 2007 diende Integra een herzien voorstel in voor een aandeel-voor-aandeel transactie. Aan de hand van het gewijzigde voorstel verhoogde Integra (1) haar bod naar USD 7,25 per gewoon aandeel, onderhevig aan een zogenaamde “collar” (onder en bovengrens) (2), verkortte zij de duur van de exclusiviteitsperiode van 31 juli 2007 naar 15 juli 2007 en (3) ging ze ermee akkoord dat we onze besprekingen met mogelijke financieringsbronnen gedurende de exclusiviteitsperiode konden voortzetten. In het voorstel van Integra stond tevens vermeld dat we akkoord moesten gaan met de betaling van een ‘break up fee’ van USD 2,25 miljoen en de kosten die Integra zoumaken voor de transactie.
     Later op dezelfde dag hield onze Board een speciale telefonische vergadering waarbij ons management en onze financiële adviseurs de voorwaarden van het aanbod van Integra bespraken, waaronder de voorgestelde prijs, lengte en bereik van de exclusiviteitsperiode en de hoogte van de ‘break up fee’. De Board heeft tevens het gebrek aan interesse bij andere mogelijke strategische partijen voor een mogelijke transactie met ons besproken. De Board heeft daarna het management de opdracht gegeven een exclusiviteitsovereenkomst met Integra aan te gaan onder de aan de Board voorgelegde voorwaarden.
     Op 11 juni 2007 hebben Integra en wij een exclusiviteitsovereenkomst getekend, met een looptijd tot 15 juli 2007.
     Op 15 juni 2007 ontvingen we middels een brief een due diligence-verzoek van Integra. Vanaf 15 juni 2007 tot 6 augustus 2007 heeft Integra een uitgebreid due diligence-onderzoek over IsoTis uitgevoerd.
     Op 18 en 19 juni 2007 kwamen leden van ons en Integra’s management bijeen en hielden managementpresentaties voor elkaar aangaande hun respectievelijke bedrijven.
     Op 22 juni 2007 hield onze Board een speciale telefonische vergadering om met de leden van ons senior management de status van de besprekingen met Integra en het due diligence-onderzoek van Integra te bespreken. Vertegenwoordigers van Latham & Watkins LLP, onze externe juridische adviseurs, boden ons een overzicht van de plichten van de Board in de mogelijke transacties. Tijdens deze bijeenkomst bespraken de Board en het management tevens de financieringsalternatieven. Thomas Weisel Partners informeerde de Board over het aanhoudende gebrek aan interesse onder mogelijke financieringsbronnen om een transactie met ons aan te gaan. Daarnaast gaf onze Board haar goedkeuring aan de overeenkomst en andere benodigde zaken ten aanzien van de fusie van IsoTis S.A. in IsoTis International S.A. die de transacties zoals voorgesteld in het ruilbod voltooiden en die leidden tot het feit dat IsoTis International S.A. onze 100% dochteronderneming werd.
     Op 26 juni 2007 verstuurde Willkie Farr & Gallagher LLP, de juridische adviseur van Integra, een eerste concept van een fusieovereenkomst..
     Op 29 juni 2007 gingen we een geheimhoudingsovereenkomst aan met Integra waarbij wij overeenkwamen om de informatie die Integra aan ons zou verstrekken ter beoordeling van een mogelijke transactie geheim te houden.
     Op 2 juli 2007 leverde Latham & Watkins LLP een herziene fusieovereenkomst aan Integra en haar juridische adviseurs. Tussen 2 juli 2007 en 6 augustus 2007 hebben wij, Integra en onze respectievelijke adviseurs de voorwaarden voor de voorgestelde fusieovereenkomst tijdens verschillende vergaderingen besproken. Naast de voorwaarden hebben we de voorgestelde representaties en garanties, convenanten, voorwaarden voor het sluiten van de fusie, bescherming van de deal en beëindigingsvoorzieningen en afsluitingskosten besproken.
     Op 2 en 3 juli 2007 hield het management van Integra een presentatie voor ons management - deze presentatie werd tevens bijgewoond door vertegenwoordigers van Thomas Weisel Partners — ten aanzien van haar activiteiten. Daarnaast kwamen leden van ons management en Integra’s management bijeen om de mogelijke transactie en onze activiteiten te bespreken.
     Van 2 juli 2007 tot en met 6 augustus 2007 hebben leden van ons en Integra’s management talrijke besprekingen gevoerd ten aanzien van de due diligence-kwesties, communicatieplannen en diverse andere zaken ten aanzien van de mogelijke transactie. Tijdens bepaalde van deze besprekingen herhaalde het management van Integra dat Integra niet bereid was het bod van USD 7,25 per aandeel te verhogen.
     Op 13 juli 2007 hield onze Board een vergadering in Costa Mesa, Californië om de voortgang van de besprekingen met Integra, onze financieringsalternatieven, ons operationele plan voor de toekomst en de strategische alternatieven voor een mogelijke transactie met Integra te beoordelen. Vertegenwoordigers van Latham & Watkins LLP boden een overzicht van de plichten van de Board ten aanzien van de mogelijke transactie en een samenvatting van de algemene voorwaarden van de concept fusieoverenkomst, inclusief de diverse kwesties waarover nog moest worden onderhandeld, waaronder bescherming van de deal, beëindiging en voorzieningen voor beëindigingstarieven. Het management en de vertegenwoordigers van Thomas Weisel Partners gaven een presentatie over de risico’s die verbonden zijn aan het bedrijf van Integra en kwesties ten aanzien van de mogelijke transactie met Integra. Het management informeerde de Board dat het een concept term-sheet van een mogelijke financiële investeerder had ontvangen. Na beoordeling van de voorgestelde voorwaarden voor de financiering, kwam de Board tot de conclusie dat de voorgestelde financiering onderhevig was aan diverse voorwaarden waaraan wij niet konden voldoen en dat de financiering ons waarschijnlijk niet voldoende middelen bood om onze activiteiten voor langere tijd te kunnen voortzetten. Ondanks het feit dat ongeveer 60 mogelijke investeerders waren benaderd, hadden we financiële voorstellen ontvangen van alleen deze mogelijke investeerder en de partij die op 30 mei 2007 een voorstel had ingediend. Daarop keurde de Board een verlenging van onze exclusiviteitsovereenkomst goed met Integra tot 29 juli 2007 doe later die dag ook getekend werd.
     Op 23 juli 2007 bereikten we de laatste fase van de transacties zoals beschreven in het ruilbod door een tweestapsfusie te voltooien. Als gevolg daarvan werden de laatste 9,5% uitstaande gewone aandelen van IsoTis S.A. ingewisseld voor IsoTis Inc aandelen, tegen dezelfde 10:1 omwisselingkoers die tijdens het gehele ruilbod gold.
     Op 24 juli 2007 ontvingen we een concept distributieovereenkomst van Integra, als gevolg waarvan we tot overeenstemming kwamen om bepaalde producten (anders dan onze Accell producten) onder het merk van Integra zouden produceren. We hebben ook een concept optieovereenkomst ontvangen van Integra als gevolg waarvan Integra de mogelijkheid heeft om onze Accell producten in de distributieovereenkomst op te nemen.
     Tussen 24 juli 2007 en 6 augustus 2007 hebben we samen met onze adviseurs een aantal besprekingen gevoerd met Integra en haar adviseurs ten aanzien van de algemene voorwaarden van de distributieovereenkomst en de optie, inclusief onze bereidheid om dergelijke regelingen alleen voort te zetten als ze marktvoorwaarden bevatten en in het beste belang van IsoTis zijn.
     Op 26 juli 2007 stelde Integra voor om de fusie middels een volledige contante transactie uit te voeren in plaats van een aandelentransactie en gaf aan niet langer een aandelentransactie te willen uitvoeren.
     Op 27 juli 2007 hield onze Board een speciale telefonische vergadering om een update te verkrijgen over de mogelijke transactie met Integra. Op hetzelfde moment informeerde het management onze Board dat Integra inmiddels een volledig contante transactie had voorgesteld. Vertegenwoordigers van Latham & Watkins LLP informeerden onze Board tevens over hun verplichtingen bij de overweging van de mogelijke transactie met Integra. Na een langdurige bespreking kwam de Board tot de conclusie dat de besprekingen met Integra ten aanzien van een volledige contante transactie dienden te worden voortgezet. De Board gaf tevens toestemming voor uitbreiding van de exclusiviteitsperiode naar 6 augustus 2007.
     In de loop van 27 juli 2007 gingen we akkoord met een uitbreiding van de exclusiviteitsovereenkomst met Integra naar 6 augustus 2007.
     Op 4 augustus 2007 hield onze Board een speciale telefonische vergadering om de voortgang van de onderhandelingen met Integra te bespreken. Voorafgaand aan de bijeenkomst kreeg onze Board de concepten van de fusieovereenkomst, de distributieovereenkomst en de optieovereenkomst. Tijdens de bespreking:
•	evalueerde dhr. Wolters de geschiedenis van de besprekingen tussen ons en Integra;

•	evalueerden de vertegenwoordigers van Latham & Watkins LLP met onze Board hun plichten bij de overweging van de voorgestelde transactie;

•	bespraken leden van ons management de strategische alternatieven die we tot onze beschikking hadden en onze vooruitzichten als zelfstandig bedrijf, waaronder de waarschijnlijkheid dat we over onvoldoende liquide middelen beschikken om onze activiteiten voort te zetten na oktober 2007;

•	evalueerden vertegenwoordigers van Latham & Watkins LLP met onze Board de algemene voorwaarden voor de voorgestelde fusieovereenkomst, distributieovereenkomst en optieovereenkomst; en

•	bespraken vertegenwoordigers van Thomas Weisel Partners bepaalde financiële analyses met betrekking tot de voorgestelde transactie.
     De Board gaf het management toestemming om de onderhandelingen met Integra af te ronden.
     Op 6 augustus 2007 hield onze Board ‘s middags een speciale telefonische vergadering om de voorgestelde transactie met Integra te bespreken. Voorafgaand aan de bijeenkomst kreeg onze Board de vrijwel definitieve concepten van de fusieovereenkomst, de distributieovereenkomst en de optieovereenkomst. Tijdens de bespreking:
•	gaf dhr. Wolters de Board een update omtrent de besprekingen met Integra en evalueerde deze de definitieve voorwaarden van de voorgestelde transactie;

•	evalueerden de vertegenwoordigers van Latham & Watkins LLP met onze Board hun plichten bij de overweging van de voorgestelde transactie;

•	bespraken leden van ons management de strategische alternatieven die we tot onze beschikking hebben en onze vooruitzichten als zelfstandig bedrijf, waaronder ons onvermogen om extra financiering te verkrijgen en de waarschijnlijkheid dat we over onvoldoende liquide middelen beschikken om onze activiteiten voort te zetten na oktober 2007;

•	evalueerden vertegenwoordigers van Latham & Watkins LLP samen met onze Board nogmaals de algemene voorwaarden voor de voorgestelde fusieovereenkomst, de distributieovereenkomst en de optieovereenkomst; en

•	bespraken vertegenwoordigers van Thomas Weisel Partners bepaalde financiële analyses ten aanzien van de voorgestelde transactie en gaven zij hun opinie zoals beschreven in de Proxy Statement dat de overweging voor de houders van onze gewone aandelen als gevolg van de voorgestelde transactie voor hen redelijk is vanuit financieel oogpunt en dit werd daaropvolgend bevestigd in een schriftelijke mededeling van 6 augustus 2007. Zie ook “- Opinie van Thomas Weisel Partners LLC”
     Na besprekingen met het management en onze financiële en juridische adviseurs kwam onze Board unaniem tot het besluit dat het in beste belang van het bedrijf en van onze aandeelhouders is om een fusieovereenkomst aan te gaan en de fusie af te ronden onder de voorwaarden zoals omschreven in de fusieovereenkomst. Onze Board nam unaniem het besluit de fusieovereenkomst te accepteren en de andere transacties zoals beschreven in de fusieovereenkomst goed te keuren en kwam unaniem tot het besluit om onze aandeelhouders aan te bevelen om te stemmen vóór aanname van de fusieovereenkomst en de in de fusieovereenkomst beschreven transacties goed te keuren. De Board keurde tevens unaniem de distributieovereenkomst en de optieovereenkomst goed.
     De fusieovereenkomst, distributieovereenkomst en optieovereenkomst werden in de avond van 6 augustus 2007 door beide partijen getekend.
     Op 7 augustus 2007, voor het openen van de Amerikaanse aandelenenbeursen, lieten we met Integra een gezamenlijk persbericht uitgaan waarin de uitvoering van de fusieovereenkomst werd aangekondigd.
     Op 30 augustus 2007 hebben we onze kredietfaciliteit met Merrill Lynch Capital en Silicon Valley Bank aangepast zodat de periode om USD 20 miljoen additioneel vermogen aan te trekken werd verlengd tot 31 oktober 2007. De wijziging gaf ons tevens de mogelijk USD 2 miljoen op te nemen onder de leningsovereenkomst van het bedrag dat op een geblokkeerde rekening werd aangehouden.
     Aanbeveling van onze Board
     Onze Board — na unanieme stemming van alle leden — :
•	ging over tot goedkeuring en aanname van de fusieovereenkomst en andere transacties zoals beschreven in de fusieovereenkomst en beval fusie aan onze aandeelhoudersaan; en

•	bepaalde dat het in het beste belang van ons en onze aandeelhouders is om de fusieovereenkomst aan te gaan en de fusie af te ronden onder de algemene voorwaarden zoals beschreven in de fusieovereenkomst.
     Dienovereenkomstig beveelt onze Board aan dat u “VOOR” de aanname van de fusieovereenkomst stemt en de fusie goedkeurt.
     Onze redenen voor de fusie
     In de besluitsvorming die voorafging aan de goedkeuring en aanname van de fusieovereenkomst en de transacties die daaraan verbonden zijn en aan de aanbeveling om vóór het voorstel van de fusieovereenkomst te stemmen en de fusie goed te keuren, heeft onze Board besprekingen gevoerd met ons management en onze juridische en financiële adviseurs. Deze vergaderingen betroffen onder onze strategische bedrijfsplannen, de historische prijs voor onze gewone aandelen, onze vroegere en huidige bedrijfsactiviteiten en financiële conditie, ons gebrek aan voldoende liquide middelen om onze activiteiten te kunnen voortzetten, onze toekomstperspectieven, onze tevergeefse pogingen om financiële en strategische partners te vinden en de mogelijke fusie met Integra. Onze Board overlegde met Thomas Weisel Partners ten aanzien van de redelijkheid, vanuit financieel oogpunt gezien, ten opzichte van onze aandeelhouders in het licht van de fusie. Op basis van deze besprekingen en beraadslagingen heeft onze Board tevens besloten dat het enige redelijkerwijs mogelijke alternatief voor het aangaan van een fusieovereenkomst met Integra faillissement zou zijn.
     Onze Board heeft tijdens de beraadslagingen een aantal positieve factoren overwogen:
•	de prijs van USD 7,25 per gewoon aandeel vertegenwoordigt ongeveer 5,4% premie boven de slotkoers van ons gewone aandeel op 6 augustus 2007, de laatste beursdag voordat de transactie werd aangekondigd;

•	de visie van het management dat de beurswaarde voor ons gewone aandeel waarschijnlijk niet boven USD 7,25 per aandeel zou komen binnen een afzienbare tijd in het geval we onafhankelijk zouden blijven;

•	onze Board nam de presentatie in overweging door Thomas Weisel Partners op 6 augustus 2007 en haar opinie dat, op 6 augustus 2007 en gebaseerd op en onderhevig aan de gemaakte veronderstellingen, de overwogen kwesties en de kwalificaties en beperkingen in het bereik van een waardering zoals ondernomen door Thomas Weisel Partners en zoals weergegeven in haar opinie, de vergoeding die toekomt aan de houders van gewone aandelen in de fusie redelijk is, vanuit financieel oogpunt gezien, ten opzichte van dergelijke houders;

•	het gebrek aan enige andere haalbare financiering of strategische alternatieven die ons ter beschikking stonden die naar verwachting de waarde voor de aandeelhouders zouden verhogen, ondanks onze uitgebreide pogingen om dergelijke alternatieven uit te voeren sinds de terugtrekking van onze eerste openbare aanbieding;

•	de risico’s in het geval we onafhankelijk bleven, waaronder de beoordeling van ons management dat als we onafhankelijk bleven, we waarschijnlijk niet in staat zouden zijn financiering te krijgen en na oktober 2007 waarschijnlijk geen voldoende liquide middelen meer hebben met als gevolg dat we faillissementsbescherming zouden moeten aanvragen;

•	het feit dat we momenteel actief zijn met een nettoverlies en kastekorten, waarbij van beide wordt verwacht dat deze in de afzienbare toekomst zal blijven voortduren;

•	het feit dat het aantrekken van financiering middels onderhandse plaatsing — ook al blijkt dit succesvol — noodzakelijkerwijs zou resulteren in een aanzienlijke verwatering ten opzichte van onze bestaande aandeelhouders en een waardeverlaging van onze gewone aandelen;

•	het feit dat de overweging tot fusie alleen bestaat uit contanten zodat er onmiddellijk in liquiditeit wordt voorzien en de zekerheid van waarde voor onze aandeelhouders in vergelijking met een transactie waarbij aandeelhouders aandelen zouden ontvangen;

•	de beoordeling van het management, na beraadslaging met de financiële adviseurs dat Integra over voldoende kapitale middelen beschikt om de fusievergoeding te betalen;

•	de visie van onze Board, na advies van het management en na beraadslaging met onze juridische adviseurs, dat de eventueel benodigde goedkeuring van regelgevende instanties om de fusie af te ronden waarschijnlijk zullen worden verkregen;

•	onze mogelijkheid onder de fusieovereenkomst om informatie te verstrekken en onderhandelingen te voeren met een derde partij in bepaalde omstandigheden, zoals uitvoeriger beschreven bij “De fusieovereenkomst — Convenanten — Geen ongevraagde aanbieding van overnamevoorstellen”;

•	de mogelijkheid voor de Board om de aanbeveling voor de transactie in bepaalde omstandigheden te veranderen indien vereist door haar verplichtingen ten aanzien van aandeelhouders;

•	het feit dat de fusie onderhevig is aan de goedkeuring van onze aandeelhouders en dat het onze aandeelhouders vrij staat om de fusie af te wijzen, mits we voldoen aan bepaalde vereisten waaronder een vergoeding van USD 1,5 miljoen van Integra’s opgelopen kosten in verband met de voorgestelde fusie en, in bepaalde gevallen, de betaling van een ‘break up fee’ van USD 2,25 miljoen (minus alle voorheen vergoede uitgaven);

•	onze Board kan de fusieovereenkomst beëindigen in het geval een beter voorstel voor een alternatieve transactie zou worden gedaan door een andere partij;

•	het feit dat de fusieovereenkomst ons voldoende operationele flexibiliteit biedt om ons bedrijf voort te zetten op de ingezette koers tussen het ondertekenen van de fusieovereenkomst en de aanname van de fusie;

•	de beschikbaarheid van taxatierechten voor onze aandeelhouders die deze statutaire rechten op juiste wijze uitoefenen;

•	de consolidatie die plaatsvindt in de sector voor medische hulpmiddelen; en

•	de risico’s die verband houden met het runnen van een bedrijf voor medische hulpmiddelen, waaronder concurrentie en de mogelijkheid dat onze producten overbodig worden.
     Onze Board heeft tevens mogelijke tegenslagen of risico’s ten aanzien van de fusie overwogen, waaronder de volgende:
•	we zullen niet langer voortbestaan als onafhankelijk bedrijf en onze aandeelhouders hebben niet langer deelname in onze toekomstperspectieven;

•	de fusieovereenkomst belet ons actief alternatieve voorstellen op te vragen;

•	we zijn verplicht om Integra een ‘break up fee’ van USD 2,5 miljoen te betalen in het geval wij of Integra de fusieovereenkomst afbreken onder bepaalde omstandigheden; dit kan anderen ervan weerhouden alternatieve transacties voor te stellen die voordeliger zijn voor onze aandeelhouders;

•	hoewel de fusie naar verwachting zal worden aangenomen, is er geen garantie dat aan alle voorwaarden ten aanzien van de verplichtingen van alle partijen om de fusie aan te nemen kan worden voldaan en als gevolg hiervan is het mogelijk dat de fusie niet wordt afgerond ook al wordt de fusieovereenkomst aangenomen door onze aandeelhouders. Zie ook “De fusieovereenkomst — Voorwaarden van de fusie.” Als de fusie niet wordt gesloten, kunnen we worden geconfronteerd met hoge risico’s en kosten, waaronder de mogelijkheid dat onze activiteiten moeten worden onderbroken, de aandacht van het management en de werknemers moet worden verlegd, verloop van werknemers en een mogelijk negatief effect op het bedrijf en de relaties met klanten;

•	ons management voorziet dat als de fusie niet wordt gesloten en we geen alternatieve financiering krijgen, we niet in staat zijn onze activiteiten na oktober 2007 te financieren en we mogelijk faillissementsbescherming moeten aanvragen ;

•	de mogelijke negatieve invloed van de transactie op onze werknemers, waaronder de waarschijnlijkheid dat er banen moeten worden geschrapt;

•	het risico dat de fusie niet wordt goedgekeurd door de juiste overheidsinstanties; en

•	de fusie wordt een belastbare transactie en daarom wordt normaliter van onze aandeelhouders van gewone aandelen verwacht dat ze belasting betalen op alle winst die het gevolg is van ontvangst van liquide middelen tijdens de fusie.
     Onze Board heeft ook overwogen dat bepaalde directeuren en functionarissen mogelijk tegenstrijdige belangen hebben bij de fusie, omdat ze mogelijk van bepaalde voordelen hebben geprofiteerd die anders zijn dan, en in aanvulling op, die van onze andere aandeelhouders. Zie ook “ —Belangen van onze directeuren en functionarissen in de fusie”
     Na rekening te hebben gehouden met alle factoren die hierboven zijn beschreven, alsook andere, heeft onze Board unaniem besloten dat de voordelen van de fusie zwaarder wegen dan de risico’s en dat de transacties zoals beschreven in de fusieovereenkomst, waaronder de fusie zelf, aan te bevelen en in het beste belang voor onze aandeelhouders zijn. Onze Board heeft de fusieovereenkomst en de fusie unaniem goedgekeurd en beveelt onze aandeelhouders aan om de fusieovereenkomst en de fusie aan te nemen tijdens de bijzondere vergadering. Aan de hand van de besprekingen en beraadslagingen met onze adviseurs is onze Board tot de conclusie gekomen dat het enige redelijkerwijs waarschijnlijke alternatief naast het aangaan van de fusieovereenkomst met Integra (waarbij onze aandeelhouders een eerlijke waarde voor hun aandelen wordt geboden) het aanvragen is van faillissementsbescherming.
     De voormelde uiteenzetting is niet bedoeld als uitputtend, maar we zijn van mening dat het de relevante informatie en hoofdfactoren bevat die onze Board heeft overwogen ten aanzien van de fusie. In het licht van het aantal en de diversiteit van de factoren en de hoeveelheid overwogen informatie, vond onze Board het niet uitvoerbaar, en heeft de Board ook geen specifieke evaluatie gehouden over, om hoeveelheid of anderszins relatief gewicht toe te kennen aan de specifieke factoren die zijn overwogen teneinde een besluit te nemen. Daarnaast heeft onze Board geen pogingen gedaan om een specifiek besluit te nemen dat een specifieke factor, of een onderdeel van enige specifieke factor voordelig of nadelig was voor de uiteindelijke beslissing, en individuele leden van de Board hebben mogelijk verschillend gewicht toegekend aan verschillende factoren. Onze Board heeft haar aanbeveling gedaan op basis van het geheel van de aan haar verstrekte informatie en het onderzoek uitgevoerd door de Board zelf.
Mochten er verschillen blijken te zijn tussen deze vertaling en de originele Engelse tekst van de Proxy
Statement, dan zal de Engelse tekst bepalend zijn.

The following letter, translated in French, was mailed to stockholders of IsoTis on or about September 5, 2007:
     Le 4 septembre 2007, nous avons déposé une Circulaire Définitive de Sollicitation de Procurations (la « Circulaire de Sollicitation de Procurations ») auprès de la Securities and Exchange Commission, l’autorité américaine de contrôle des marchés. Cette Circulaire concerne une assemblée extraordinaire des actionnaires d’IsoTis Inc. (« IsoTis »), qui se tiendra le 11 octobre 2007 et au cours de laquelle il sera demandé aux actionnaires d’IsoTis d’approuver l’acquisition d’IsoTis par Integra LifeSciences Holdings Corporation (« Integra »), en vertu d’un accord et d’un plan de fusion datés du 6 août 2007. Si cette acquisition se concrétise, vous percevrez la somme de 7,25 $, sans intérêts, pour chaque action ordinaire d’IsoTis que vous détenez.
     La Circulaire de Sollicitation de Procurations est un long document rédigé en anglais. La plupart de nos actionnaires sont des investisseurs individuels dont l’anglais n’est pas la langue principale.
     Compte tenu de l’importance de votre vote pour IsoTis et ses actionnaires, vous trouverez ci-joint une traduction en néerlandais, français ou allemand de plusieurs passages importants de cette circulaire :
•	la lettre aux actionnaires d’IsoTis,

•	« La fusion — Présentation générale de la fusion », pages 18 à 23 de la Circulaire de Sollicitation de Procurations,

•	« La fusion — Recommandations du Conseil », page 23 à 24 de la Circulaire de Sollicitation de Procurations,

•	« La fusion — Nos raisons de fusionner », pages 24 à 26 de la Circulaire de Sollicitation de Procurations.
     Votre vote est très important. Nous ne pourrons concrétiser la fusion qu’à condition que la majorité simple (50%) des détenteurs de nos actions ordinaires en circulation votent l’adoption de l’accord de fusion et approuvent la fusion. Nous vous conseillons de lire la Circulaire de Sollicitation de Procurations, y compris ses annexes, dans son intégralité.

Sincères salutations, Pieter Wolters President and Chief Executive Officer
     En cas de litige, la version anglaise originale de ce document est celle qui fait foi.

     Cher actionnaire d’IsoTis, Inc.,
     Au nom du conseil d’administration d’IsoTis, Inc., je vous invite cordialement à assister et/ou à voter à l’assemblée extraordinaire des actionnaires qui se tiendra au 2 Goodyear, Irvine en Californie le 11 octobre 2007 à 9 heures, heure locale.
     Lors de cette assemblée extraordinaire, il vous sera demandé d’examiner et de voter (i) une proposition d’adoption de l’accord et du plan de fusion, datés du 6 août 2007, entre IsoTis, Integra LifeSciences Holdings Corporation (Integra) et Ice MergerCorp, Inc., filiale à 100 % d’Integra, et d’approuver la fusion prévue par l’accord de fusion et (ii) sur une proposition d’ajournement, le cas échéant, de l’assemblée extraordinaire afin de solliciter d’autres procurations si le nombre de votes exprimés lors de l’assemblée extraordinaire est insuffisant. Si la fusion se concrétise, nous deviendrons une filiale d’Integra et vous percevrez la somme de 7,25 $, sans intérêt, pour chaque action ordinaire que vous détenez.
     Après examen approfondi des termes de l’accord de fusion et des transactions qu’il prévoit, ainsi que des informations exposées pages 18 à 23, à la section « La fusion — Présentation générale de la fusion », aux pages 24 à 26, aux sections « La fusion — Nos raisons de fusionner », notre conseil d’administration a approuvé à l’unanimité l’accord de fusion et estimé que la fusion et les autres transactions prévues par l’accord de fusion sont souhaitables et servent au mieux les intérêts d’IsoTis et de ses actionnaires. Comme indiqué aux sections « La fusion — Présentation générale de la fusion » et « La fusion — Nos raisons de fusionner », après délibérations et concertation avec ses conseillers, le conseil d’administration est arrivé à la conclusion que la seule solution raisonnablement possible en dehors de la conclusion de cet accord de fusion avec Integra (qui, selon les conclusions de notre conseil d’administration, offre à nos actionnaires une juste valeur pour leurs actions) serait d’invoquer la protection des lois sur la faillite. Notre conseil d’administration vous encourage à l’unanimité à voter « POUR » l’adoption de l’accord de fusion et l’approbation de la fusion et « POUR » l’ajournement, si nécessaire, de l’assemblée extraordinaire afin de solliciter de nouvelles procurations.
     Votre vote est très important. Nous ne pourrons concrétiser la fusion qu’à condition que la majorité simple (50%) des détenteurs de nos actions ordinaires en circulation votent l’adoption de l’accord de fusion et approuvent la fusion. Les obligations d’Integra et d’IsoTis de réaliser cette fusion sont également subordonnées à la satisfaction ou à l’abandon de plusieurs autres conditions à la fusion. Nous vous conseillons de lire la Circulaire de Sollicitation de Procurations, y compris ses annexes, dans son intégralité : vous y trouverez des explications sur la fusion envisagée et les documents associés ainsi que des réponses à d’autres questions sur le sujet.
     Que vous assistiez ou non à l’assemblée extraordinaire, nous vous prions de bien vouloir prendre le temps de voter en nous retournant la procuration ci-jointe dûment remplie, dans les meilleurs délais possibles. Si vos actions sont détenues sur un compte ouvert dans un cabinet de courtage, une banque ou auprès d’une personne que vous avez désignée, vous devez donner des consignes de vote à votre courtier, à votre banque ou à la personne que vous avez désignée, conformément au formulaire de consigne de vote qu’il vous a communiqué. Si vous ne votez pas ou que vous ne donnez pas de consignes de vote à votre courtier, à votre banque ou à la personne que vous avez désignée, cela aura le même effet que si vous votiez contre l’approbation de la transaction et l’adoption de l’accord de fusion.
     Si vous datez et signez votre procuration, et que vous nous la renvoyez sans indiquer votre position, votre procuration sera comptabilisée comme un vote « POUR » l’adoption de l’accord de fusion et « POUR » l’ajournement de l’assemblée extraordinaire, si nécessaire, dans le but de solliciter de nouvelles procurations, étant entendu qu’aucune procuration expressément spécifiée « CONTRE » la proposition d’adoption de l’accord de fusion et l’approbation de la fusion ne sera considérée comme un vote en faveur de la proposition d’ajournement, à moins qu’elle ne soit expressément spécifiée comme « POUR » la proposition d’ajournement.
     Pour ma part, j’apporte un soutien enthousiaste à cette transaction et me joins aux autres membres de notre conseil d’administration pour vous encourager à voter « POUR » l’adoption de l’accord de fusion et l’approbation de la fusion.

Sincères salutations, Pieter Wolters President and Chief Executive Officer

     Présentation générale de la fusion
     Notre conseil d’administration et notre direction, dans le cadre de leurs efforts permanents pour maximiser la valeur pour les actionnaires, examinent et évaluent périodiquement notre stratégie commerciale, différentes alternatives stratégiques et les diverses tendances et conditions qui influent, de manière générale, sur notre société. Parmi ces tendances, nous pouvons citer la consolidation du secteur américain de l’appareillage médical, des concurrents majeurs qui parviennent de mieux en mieux à faire de la taille de leur structure et de l’envergure de leur gamme de produits un avantage concurrentiel sur notre marché ainsi que d’autres pressions dues à la concurrence, parmi lesquelles la pression accrue sur les prix, du fait de concurrents toujours plus nombreux et de la rapidité de l’évolution technologique. Depuis quelques temps, le conseil s’inquiète de notre capacité à exécuter notre plan stratégique compte tenu de nos ressources financières limitées, d’un environnement de plus en plus concurrentiel, des pertes d’exploitation à répétition que nous enregistrons et de la difficulté à obtenir l’agrément réglementaire de nos produits Accell.
     Les 12 et 13 septembre 2006, notre conseil d’administration a procédé, avec notre direction, à un examen approfondi de notre planification stratégique afin d’évaluer nos perspectives. Nous avons arrêté une stratégie en deux axes visant à faire coter la société auprès d’une bourse des valeurs américaine et à procéder à une première offre publique de souscription.
     Jusqu’à récemment, les actions de notre prédécesseur, la société suisse IsoTis S.A., étaient cotées à la SWX Swiss Exchange (ISON), à l’Euronext Amsterdam N.V. (ISON) et à la Bourse de Toronto (ISO). Le 6 novembre 2006, IsoTis S.A. a annoncé son intention d’être cotée aux Etats-Unis, avec une seule cotation au NASDAQ Global Market, afin d’accroître sa visibilité auprès des investisseurs institutionnels, d’améliorer la liquidité pour les actionnaires, de réduire la complexité et le coût des exigences de conformité pour les valeurs boursières, d’avoir un meilleur accès aux marchés de capitaux et d’être cotée là où se situaient son marché principal et ses opérations. C’est ainsi que nous avons vu le jour, sous la forme d’une filiale à 100 % d’IsoTis S.A., le 3 novembre 2006, dans le but de réorganiser IsoTis S.A. en société américaine. Le 3 novembre 2006, nous avons déposé une demande pour que nos actions soient cotées au NASDAQ Global Market. Le 15 décembre 2006, nous avons lancé une offre d’échange pour l’ensemble des actions ordinaires émises et en circulation d’IsoTis S.A., dans le cadre de laquelle nous proposions de donner une action ordinaire de notre société pour dix actions ordinaires d’IsoTis S.A., et envisagions de procéder dans un deuxième temps à une fusion pour acquérir les actions qui seraient restées en circulation après la réalisation de l’offre d’échange.
     Le 20 décembre 2006, Pieter Wolters, notre president and chief executive officer, et Stuart Essig, le president and chief executive officer d’Integra, se sont rencontrés et ont évoqué la possibilité d’un accord de marque de distributeur ou d’un contrat de distribution pour certains de nos produits.
     Le 8 janvier 2007, nous avons annoncé notre intention de réunir entre 30 et 40 millions de $ en offrant au public des actions ordinaires, cotées au NASDAQ, nouvellement émises dans le cadre d’une offre publique souscrite. Notre objectif était d’utiliser le produit net de l’offre pour soutenir nos activités commerciales, marketing et administratives générales ainsi que la recherche clinique et le développement de nouveaux produits, pour financer le fonds de roulement et à d’autres fins internes générales.
     Le 24 janvier 2007, nous avons entamé des discussions avec Merrill Lynch Capital pour obtenir un prêt à terme qui servirait de matelas de trésorerie couvrant nos besoins opérationnels pour le cas où nous aurions été confrontés à des retards dans notre offre publique.
     Le 26 janvier 2007, nos actions ont été cotées et ont commencé à s’échanger au NASDAQ Global Market (téléscripteur : ISOT).
     Le 29 janvier 2007, nous avons déposé une déclaration d’enregistrement sur Formulaire S-1 pour notre première offre publique de souscription aux Etats-Unis.
     Le 7 février 2007, nous avons reçu une lettre de la FDA nous faisant part de ses observations et de ses questions au sujet de notre demande 510(k) concernant nos produits Accell. La lettre demandait si les produits Accell devaient être régis comme des produits biologiques, comme des tissus ou comme des appareils médicaux. En outre, s’ils devaient être réglementés comme des appareils médicaux, la lettre demandait s’ils étaient des appareils de Classe II ou de Classe III. Nous avons conclu de cette lettre que nos produits Accell n’obtiendraient pas l’agrément de la FDA au premier trimestre 2007, comme nous l’avions prévu, et ne l’obtiendraient peut-être que bien plus tard.
     A la lueur de la lettre de la FDA, nous avons jugé que l’offre publique de souscription à des actions ordinaires prévue serait très difficile à mener à bien étant donné que le public n’allait vraisemblablement pas être en mesure de bien évaluer les risques inhérents au long processus d’agrément de la FDA. Le 12 février 2007, notre conseil d’administration a autorisé le retrait de notre déclaration d’enregistrement. Le 13 février 2007, nous avons déposé une demande de retrait de la déclaration d’enregistrement sur Formulaire S-1 que nous avions déposée auprès de la SEC le 29 janvier 2007.
     Après ces événements, notre conseil d’administration et notre direction ont procédé à un examen approfondi de notre planification stratégique afin d’étudier des possibilités de réunir le capital nécessaire pour nous permettre de poursuivre nos activités à court terme mais aussi à long terme. Le 12 février 2007, notre conseil d’administration a approuvé le recours à Thomas Weisel Partners, avec pour mission de nous aider à identifier des possibilités d’offre par placement sans appel public à l’épargne de nos titres participatifs, titres liés à des valeurs boursières ou titres de créances, dans l’espoir de réunir 20 à 25 millions de $ qui seraient utilisés pour le fonds de roulement et à d’autres fins générales internes, dans le cadre des activités commerciales, marketing et administrative générales ainsi que des activités de recherche et développement.
     De février à avril 2007, nous avons évoqué à plusieurs reprises avec Integra la possibilité d’un accord de marque de distributeur ou de distribution concernant certains de nos produits.
     Le 16 mars 2007, Thomas Weisel Partners a entamé des discussions avec des investisseurs potentiels concernant un placement sans appel public à l’épargne. Entre le 16 mars et le 21 mai 2007, nous avons approché environ 60 investisseurs, dont 40 nominativement. Vingt-deux de ces investisseurs ont commencé un contrôle préalable nous concernant.
     Le 28 mars 2007, notre direction a rencontré la FDA afin de discuter de la lettre qu’elle nous avait adressée au sujet de notre demande 510(k) concernant nos produits Accell.
     Le 19 avril 2007, Merrill Lynch Capital nous a informé de son refus de nous consentir un prêt à terme en raison du risque que le processus d’agrément de la FDA pour nos produits Accell traîne en longueur.
     Le 27 avril 2007, la FDA nous a envoyé une lettre indiquant qu’elle considérait les produits Accell comme des appareils médicaux. Elle nous a informé verbalement qu’elle poursuivait l’examen de notre demande 510(k) et n’exigerait pas de demande d’autorisation temporaire d’utilisation.
     Le 1er mai 2007, nous avons entamé de nouvelles discussions avec Merrill Lynch Capital pour un prêt à terme.
     Le 7 mai 2007, suite à nos efforts infructueux pour obtenir un financement et à la persistance de nos contraintes en matière de capital, notre conseil d’administration a autorisé la direction à approcher des acquéreurs potentiels afin d’étudier la possibilité d’une transaction stratégique avec eux. Le 8 mai 2007, notre direction et Thomas Weisel Partners ont commencé à contacter des acquéreurs potentiels. Le 10 mai 2007, nous avons conclu un accord de confidentialité et avons commencé à échanger des informations avec un acquéreur stratégique potentiel, dans l’espoir d’étudier une transaction possible, mais cet acquéreur potentiel n’a plus manifesté son intérêt.
     Le 18 mai 2007, notre conseil d’administration s’est réuni en conférence téléphonique pour discuter des derniers développements concernant l’éventualité d’un financement privé et de transactions stratégiques. Le conseil a autorisé notre direction à approcher un groupe plus large d’acquéreurs potentiels. Par ailleurs, nous avons conclu un accord de confidentialité avec Integra le 18 mai 2007. Conformément aux termes de cet accord de confidentialité, nous avons commencé à communiquer à Integra et à ses conseillers des informations confidentielles concernant notre activité afin de leur permettre d’évaluer une transaction potentielle.
     Tout au long du mois de mai 2007, nous avons approché un total de 15 acquéreurs stratégiques potentiels, dont deux nous ont demandé une présentation par la direction.
     Le 21 mai 2007, Integra a fait une offre verbale non opposable de rachat d’IsoTis dans le cadre d’une transaction au prix du marché. Le cours de clôture de nos actions ordinaires à cette date était de 6,42 $.
     A partir du 21 mai 2007, M. Wolters s’est entretenu à de nombreuses reprises avec divers membres de notre conseil d’administration au sujet des manifestations d’intérêt verbales d’Integra. Au cours de ces entretiens, les administrateurs ont indiqué que la proposition d’Integra était insuffisante et a autorisé la direction et Thomas Weisel Partners à la rejeter. Thomas Weisel Partners a avisé Integra de la décision du conseil et l’a invité à soumettre une nouvelle offre, en même temps que les autres soumissionnaires potentiels, avant le 30 mai 2007.
     Le 29 mai 2007, Merrill Lynch Capital et Silicon Valley Bank ont accepté de nous consentir une facilité de crédit de 20 millions de $. Cette facilité de crédit nous obligeait à trouver 20 millions de $ supplémentaires de financement avant le 31 août 2007 et prévoyait que si nous ne parvenions pas à trouver cette somme, nous devrions rembourser à Merrill Lynch 7,5 millions de $ au plus tard le 1er septembre 2007.

     Le 30 mai 2007, Integra a réitéré son intérêt. Dans cette offre révisée, Integra proposait une transaction par échange de titres et faisait part de sa volonté de conclure une transaction au prix du marché. Toutefois, la proposition d’Integra indiquait également que le cours de notre action ordinaire avait grimpé à des niveaux qui rendaient une transaction au prix du marché moins intéressante pour Integra, et qu’Integra craignait que ce cours surestime la valeur intrinsèque de notre société. Dans sa proposition, Integra indiquait également son intention de nous demander d’accepter de lui payer une indemnité de rupture (ou indemnité de résiliation) égale à 5 % de la valeur nette réelle de la transaction et de lui rembourser les frais engagés dans le cadre de la transaction.
     Nous avons également reçu le 30 mai 2007 une lettre d’un autre acquéreur stratégique potentiel qui nous proposait trois options possibles pour une transaction. La première option consistait en l’émission, par nous, d’une dette convertible garantie de rang supérieur de 10 millions de $ mais l’acquéreur potentiel notait dans la lettre que cette option serait difficile à réaliser par les parties. La deuxième option consistait en la création d’une nouvelle joint-venture à 50-50 entre nous et l’acquéreur potentiel. La troisième option consistait en une transaction de partenariat dans le cadre de laquelle l’acquéreur potentiel devait trouver une autre partie pour nous racheter en commun avec elle.
     Le 1er juin 2007, notre conseil d’administration s’est réuni d’une conférence téléphonique durant laquelle la direction a décrit l’état d’avancement des recherches de financement, ainsi que les propositions soumises par Integra et l’autre acquéreur potentiel le 30 mai 2007. Les représentants de Latham & Watkins LLP, notre conseil extérieur, nous ont décrit les obligations fiduciaires du conseil d’administration dans le cadre des différentes transactions. Après discussion, le conseil a estimé qu’un recours à un financement privé comme première option stratégique ne servirait pas au mieux nos intérêts ni ceux de nos actionnaires parce qu’il était peu probable que la société obtienne un financement privé dans des conditions acceptables. La direction a ensuite évoqué l’état d’avancement des discussions avec les acquéreurs stratégiques potentiels, et notamment les propositions soumises par Integra et l’autre acquéreur stratégique potentiel. Le conseil a débattu, entre autres, de la nature des acquéreurs stratégiques potentiels, des probabilités de conclusion d’une transaction, du temps que prendraient les négociations et la conclusion d’une transaction, et a comparé ces transactions à d’autres solutions à notre disposition. D’après cette discussion, le conseil a autorisé la direction à poursuivre les discussions avec Integra et à demander des précisions concernant les termes d’une transaction potentielle, dont le prix. Le conseil est arrivé à la conclusion que la proposition soumise par le deuxième acquéreur potentiel avait peu de chances d’aboutir à une transaction acceptable et a donné pour consigne à Thomas Weisel Partners de lui demander de faire une proposition plus intéressante. Après discussion avec Thomas Weisel Partners, ce deuxième acquéreur potentiel a fait savoir qu’il n’était pas en mesure de modifier sa proposition.
     Le 5 juin 2007, notre conseil d’administration s’est réuni en conférence téléphonique spéciale pour être informé des dernières informations sur la proposition d’Integra de nous racheter. La direction et les représentants de Thomas Weisel Partners ont résumé les discussions tenues jusqu’alors avec Integra, y compris l’offre verbale d’Integra d’augmenter le prix à 7,00 $ par action ordinaire. Comme condition à la concrétisation d’une transaction, Integra a indiqué souhaiter que la négociation de la vente soit réalisée exclusivement avec eux. La direction a également informé le conseil qu’aucun autre acquéreur stratégique potentiel déjà contacté ne s’était montré intéressé par notre rachat, hormis celui qui avait soumis une offre le 30 mai 2007 et qui n’avait pas soumis depuis de proposition révisée. Le conseil a alors autorisé la direction à poursuivre les négociations avec Integra, notamment à chercher à obtenir une augmentation du prix et une réduction de la durée de la période d’exclusivité. La direction a également informé le conseil de l’échec de ses efforts pour obtenir un financement privé à des conditions acceptables.
     Le 8 juin 2007, Integra a soumis une proposition révisée de transaction d’échange de titres. Dans cette nouvelle proposition, Integra (1) relevait son offre à 7,25 $ par action ordinaire, sous réserve d’un contrat de tunnel, (2) réduisait la durée de la période d’exclusivité, qui ne s’achevait plus le 31 mais le 15 juillet 2007, et (3) acceptait de nous autoriser à poursuivre nos discussions avec des sources de financement potentielles pendant la période d’exclusivité. Intégra indiquait également, dans sa proposition, son intention de nous demander de lui payer une « indemnité de rupture » de 2,25 millions de $ et de lui rembourser ses frais dans le cadre de la transaction.
     Plus tard, le même jour, notre conseil d’administration s’est réuni en conférence téléphonique spéciale au cours de laquelle notre direction et nos conseillers financiers ont discuté des termes de l’offre d’Integra, et notamment du prix proposé, de la durée et de l’étendue de la période d’exclusivité et du montant de l’indemnité de rupture. Le conseil est également revenu sur l’absence d’intérêt de la part des autres parties stratégiques potentielles pour conclure une transaction avec nous. Le conseil a alors autorisé la direction a conclure un accord d’exclusivité avec Integra dans les conditions qui lui avaient été présentées.
     Le 11 juin 2007, nous avons signé avec Integra un accord d’exclusivité valide jusqu’au 15 juillet 2007.
     Le 15 juin 2007, nous avons reçu une lettre de demande de contrôle préalable (procédure de due diligence) de la part d’Integra.
     Du 15 juin au 6 août 2007, Integra a réalisé un contrôle préalable complet d’IsoTis.
     Les 18 et 19 juin 2007, les membres de notre direction et de celle d’Integra se sont rencontrés et ont procédé à cette occasion à diverses présentations concernant leurs sociétés respectives.
     Le 22 juin 2007, notre conseil d’administration s’est réuni en conférence téléphonique spéciale pour examiner avec les membres de notre haute direction l’état des discussions avec Integra et le contrôle préalable d’Integra. Les représentants de Latham & Watkins LLP ont décrit les obligations fiduciaires du conseil d’administration dans le cadre de la transaction potentielle. A cette réunion, le conseil et la direction ont également évoqué les autres possibilités de financement en cours d’étude. Thomas Weisel Partners a informé le conseil d’administration du manque persistant d’intérêt de la part des sources de financement possibles à conclure une transaction avec nous. En outre, notre conseil d’administration a approuvé l’accord et d’autres éléments requis pour la fusion d’IsoTis S.A. avec IsoTis International SA, ce qui allait mettre un point final aux transactions prévues par l’offre d’échange et faire d’IsoTis International S.A. notre filiale à 100%.
     Le 26 juin 2007, les avocats d’Integra et de Willkie Farr & Gallagher LLP nous ont communiqué, à nous et à nos avocats, un premier projet d’accord de fusion.
     Le 29 juin 2007, nous avons conclu un accord de confidentialité avec Integra aux termes duquel nous acceptions de préserver la confidentialité des informations qu’Integra allait nous communiquer pour nous permettre d’évaluer une transaction potentielle.
     Le 2 juillet 2007, Latham & Watkins LLP a remis un accord de fusion révisé à Integra et à ses avocats. Entre le 2 juillet et le 6 août 2007, nous, Integra et nos conseillers respectifs avons discuté des termes de l’accord de fusion prévu à maintes reprises. Entre autres, nous avons discuté des déclarations, garanties, engagements, conditions à la conclusion de la fusion, la protection dans le cadre du marché et les clauses de résiliation et l’indemnité de résiliation prévus.
     Les 2 et 3 juillet 2007, la direction d’Integra a fait une présentation de ses opérations à notre direction, à laquelle ont également assisté les représentants de Thomas Weisel Partners. Les membres de notre direction et de la direction d’Integra se sont réunis à plusieurs reprises pour discuter de la transaction potentielle et de nos opérations.
     Du 2 juillet au 6 août 2007, les membres de notre direction et de celle d’Integra se sont entretenus à maintes reprises au sujet du contrôle préalable, des plans de communication et de diverses autres questions liées à la transaction potentielle. Au cours de certaines de ces discussions, la direction d’Integra a réaffirmé à notre direction qu’elle n’était pas prête à augmenter le prix de l’offre au-delà de 7,25 $ par action.
     Le 13 juillet 2007, notre conseil d’administration s’est réuni en personne à Costa Mesa (Californie) afin d’examiner l’avancement des discussions avec Integra, les autres possibilités de financement qui s’offraient à nous, notre plan opérationnel pour la suite et les alternatives stratégiques à la conclusion d’une transaction avec Integra. Les représentants de Latham & Watkins LLP ont décrit les obligations fiduciaires du conseil d’administration dans le cadre de la transaction potentielle et ont présenté un résumé des termes et conditions du projet d’accord de fusion, y compris des diverses questions qui restent à négocier, parmi lesquelles les dispositions relatives à la protection du marché, à la résiliation et aux indemnités de résiliation. La direction et les représentants de Thomas Weisel Partners ont présenté les risques associés à l’activité d’Integra et les problèmes concernant la transaction potentielle avec Integra. La direction a informé le conseil qu’elle avait reçu un projet de liste de conditions de la part d’un investisseur financier potentiel. Après examen des termes envisagés pour ce financement, le conseil a conclu qu’il était soumis à diverses conditions que nous n’étions pas en mesure de satisfaire et qui avaient peu de chances

d’apporter les fonds suffisants pour maintenir nos opérations à long terme. Malgré des contacts avec environ 60 investisseurs potentiels, nous n’avons reçu de propositions de financement que de cet investisseur potentiel et de la partie qui a soumis la proposition du 30 mai 2007. Le conseil a également approuvé une prolongation de notre accord d’exclusivité avec Integra jusqu’au 29 juillet 2007, que nous avons signée plus tard ce même jour.
     Le 23 juillet 2007, nous avons accompli l’étape finale des transactions prévues par l’offre d’échange en réalisant la deuxième phase de la fusion, selon laquelle les 9,5 % restants des actions ordinaires émises et en circulation d’IsoTis S.A. ont été échangées contre des actions ordinaires de notre société au taux prévu dans l’offre d’échange.
     Le 24 juillet 2007, nous avons reçu de la part d’Integra un projet de contrat de distribution, aux termes duquel nous acceptions de fabriquer certains de nos produits (autres que nos produits Accell) sous le label d’Integra. Nous avons également reçu de la part d’Integra un projet de contrat d’option aux termes duquel Integra avait la possibilité de faire inclure nos produits Accell dans le contrat de distribution.
     Entre le 24 juillet et le 6 août 2007, nous et nos conseillers nous sommes entretenus de nombreuses fois avec Integra et ses conseillers sur les termes et conditions du contrat de distribution et du contrat d’option, y compris sur notre volonté de conclure ces accords uniquement s’ils contenaient des termes conformes à l’usage du marché et s’ils servaient au mieux les intérêts d’IsoTis.
     Le 26 juillet 2007, Integra, ne souhaitant plus conclure une transaction en actions, a proposé d’envisager une transaction au comptant plutôt qu’une transaction en actions.
     Le 27 juillet 2007, notre conseil d’administration s’est réuni en conférence téléphonique spéciale afin d’être informé des derniers développements de la transaction potentielle avec Integra. Au cours de cette réunion, notre direction a informé le conseil qu’Integra venait de proposer une transaction entièrement au comptant. Les représentants de Latham & Watkins LLP ont également informé notre conseil de ses obligations fiduciaires au regard de la transaction potentielle avec Integra. Après de longues discussions, le conseil s’est prononcé pour la poursuite des discussions avec Integra concernant cette transaction entièrement au comptant. Le conseil a également autorisé la prolongation de la période d’exclusivité jusqu’au 6 août 2007.
     Le même jour, en fin de journée, nous avons conclu une prolongation de notre accord d’exclusivité avec Integra jusqu’au 6 août 2007.
     Le 4 août 2007, notre conseil d’administration s’est réuni en conférence téléphonique spéciale pour parler de l’avancement des négociations avec Integra. Avant cette réunion, notre conseil d’administration avait reçu les projets d’accord de fusion, de contrat de distribution et de contrat d’option. Lors de cette réunion :
•	M. Wolters a passé en revue les discussions qui s’étaient tenues avec Integra jusqu’alors ;

•	les représentants de Latham & Watkins LLP ont examiné avec notre conseil d’administration les obligations fiduciaires de ce dernier au regard de la transaction envisagée ;

•	les membres de notre direction ont discuté des alternatives stratégiques dont nous disposions et de nos perspectives en tant que société indépendante, et notamment des risques de ne plus avoir la trésorerie nécessaire pour poursuivre nos opérations au-delà d’octobre 2007 ;

•	les représentants de Latham & Watkins LLP ont également examiné avec notre conseil d’administration les termes et conditions de l’accord de fusion, du contrat de distribution et du contrat d’option envisagés ; et

•	les représentants de Thomas Weisel Partners sont revenus sur certaines analyses financières liées à la transaction envisagée.
     Le conseil a autorisé la direction à finaliser les négociations avec Integra.
     L’après-midi du 6 août 2007, notre conseil d’administration s’est réuni en conférence téléphonique spéciale pour examiner la transaction envisagée avec Integra. Avant la réunion, notre conseil d’administration avait reçu les versions quasi-définitives de l’accord de fusion, du contrat de distribution et du contrat d’option. Lors de cette réunion :

•	M. Wolters a communiqué au conseil les derniers développements des discussions avec Integra et passé en revue les termes définitifs de la transaction envisagée ;

•	les représentants de Latham & Watkins LLP ont examiné avec notre conseil d’administration les obligations fiduciaires de ce dernier au regard de la transaction envisagée ;

•	les membres de notre direction ont discuté des alternatives stratégiques dont nous disposions et de nos perspectives en tant que société indépendante, et notamment de notre incapacité à trouver un financement supplémentaire et des risques de ne plus avoir la trésorerie nécessaire pour poursuivre nos opérations au-delà d’octobre 2007 ;

•	les représentants de Latham & Watkins LLP ont à nouveau examiné avec notre conseil d’administration les termes et conditions de l’accord de fusion, du contrat de distribution et du contrat d’option envisagés ; et

•	les représentants de Thomas Weisel Partners sont revenus sur certaines analyses financières liées à la transaction envisagée et ont fait part de leur opinion, décrite dans la Circulaire de Sollicitation de Procurations, selon laquelle la contrepartie due à nos actionnaires ordinaires dans le cadre de la transaction envisagée était équitable d’un point de vue financier pour ces actionnaires, ce qui a ensuite été confirmé dans un avis écrit daté du 6 août 2007. Voir la section « — Opinion de Thomas Weisel Partners LLC ».
     Après des discussions avec la direction et nos conseillers financiers et juridiques, notre conseil d’administration a estimé à l’unanimité que le mieux, pour nous et nos actionnaires, était de conclure l’accord de fusion et de réaliser la fusion dans les conditions énoncées dans l’accord de fusion. Notre conseil d’administration a décidé à l’unanimité d’adopter l’accord de fusion et d’approuver les autres transactions prévues par l’accord de fusion, et a décidé à l’unanimité d’encourager nos actionnaires à voter l’adoption de l’accord de fusion et à approuver les transactions prévues par l’accord de fusion. Le conseil a également approuvé à l’unanimité le contrat de distribution et le contrat d’option. L’accord de fusion, le contrat de distribution et le contrat d’option ont été signés par les parties au soir du 6 août 2007.
     Le 7 août 2007, avant l’ouverture des marchés américains, nous avons publié avec Integra un communiqué de presse commun annonçant la signature de l’accord de fusion.
     Le 30 août 2007, nous avons modifié la facilité de crédit consentie par Merrill Lynch Capital et Silicon Valley Bank de façon à ce que les 20 millions de $ de financement supplémentaires ne soient pas nécessaires avant le 31 octobre 2007. Cette modification nous permet par ailleurs de bénéficier de 2 millions de $ supplémentaires qui avaient dû être placés sur un compte de nantissement séparé.
     Recommandations de notre conseil d’administration
     Notre conseil d’administration, à l’unanimité de tous les administrateurs :
•	a approuvé et adopté l’accord de fusion et les autres transactions qu’il prévoit, et a déclaré la fusion souhaitable pour nos actionnaires ; et

•	a estimé que la meilleure solution, pour nous et pour nos actionnaires, consiste à conclure l’accord de fusion et à réaliser la fusion conformément aux termes et conditions énoncés dans l’accord de fusion.
     En conséquence, notre conseil d’administration vous encourage à voter « POUR » l’adoption de l’accord de fusion et l’approbation de la fusion.
     Nos raisons de fusionner
     Pour prendre la décision d’approuver et d’adopter l’accord de fusion et les transactions prévues par ce dernier et vous encourager à voter en faveur de la proposition d’adoption de l’accord de fusion et d’approbation de la fusion, notre conseil d’administration a consulté notre direction ainsi que nos conseillers financiers et juridiques. Ces consultations ont notamment été l’occasion de discuter de nos plans stratégiques, des cours passés de notre action ordinaire, de nos opérations, de notre situation financière actuelle et passée, de notre manque de trésorerie pour poursuivre nos opérations, de nos perspectives, de nos tentatives infructueuses pour trouver des partenaires financiers et stratégiques et de la fusion potentielle avec Integra. Notre conseil d’administration a consulté Thomas Weisel Partners sur l’équité pour nos actionnaires, d’un point de vue financier, de la contrepartie de la fusion. D’après ces discussions et consultations, notre conseil d’administration est également arrivé à la conclusion que la seule alternative raisonnablement possible à la conclusion de l’accord de fusion avec Integra serait la faillite.

     Notre conseil d’administration a examiné un certain nombre de facteurs positifs au cours de ses délibérations :
•	la contrepartie de la fusion — 7,25 $ par action ordinaire — représente une prime d’environ 5,4 % par rapport au cours de clôture de notre titre le 6 août 2007, dernier jour de cotation avant l’annonce de la transaction ;

•	l’opinion de la direction selon laquelle le cours de nos actions ordinaires avait peu de chances de dépasser la contrepartie prévue dans le cadre de la fusion, à savoir 7,25 $ par action, dans un avenir proche si nous restions indépendants ;

•	notre conseil a examiné la présentation de Thomas Weisel Partners du 6 août 2007, et son opinion selon laquelle, au 6 août 2007 et d’après et sous réserve des hypothèses retenues, des éléments considérés et des conditions et limitations de l’étendue du contrôle réalisé par Thomas Weisel Partners et qui sont rappelés dans son opinion, la contrepartie qui doit être perçue par les détenteurs d’actions ordinaires de notre société dans le cadre de la fusion était équitable, d’un point de vue financier, pour ces actionnaires ;

•	l’absence d’autres solutions de financement ou stratégiques viables, susceptibles d’augmenter la valeur pour les actionnaires, malgré tous les efforts mis en œuvre pour trouver de telles solutions depuis le retrait de notre première offre publique de souscription ;

•	les risques qu’il y aurait à rester indépendants, et notamment l’opinion de notre direction, selon laquelle, si nous restons indépendants, nous avons peu de chances de trouver un financement et nous n’aurons pas la trésorerie suffisante pour poursuivre nos opérations au-delà d’octobre 2007, ce qui nous obligera à envisager d’invoquer la protection des lois sur la faillite ;

•	le fait qu’actuellement notre résultat net et notre trésorerie sont négatifs et devraient le rester dans un avenir proche ;

•	le fait que l’obtention de fonds grâce à un financement privé, même si elle était possible, entraînerait nécessairement une dilution importante pour nos actionnaires existants et une baisse de la valeur de notre action ordinaire ;

•	le fait que la contrepartie de la fusion consiste uniquement en le versement d’une somme d’argent, ce qui sera une source de liquidité immédiate et, pour nos actionnaires, une source de certitude concernant la valeur de leurs actions par rapport à une transaction dans le cadre de laquelle ils seraient payés en actions ;

•	l’opinion de la direction, après consultation avec ses conseillers financiers, selon laquelle Integra disposera des ressources en capital nécessaires pour payer la contrepartie de la fusion ;

•	l’opinion de notre conseil d’administration, après réception de l’avis de la direction et consultation avec notre conseil, selon laquelle les accords réglementaires nécessaires, le cas échéant, pour réaliser la fusion, ont toutes les chances d’être donnés ;

•	notre capacité, aux termes de l’accord de fusion, à mener des négociations avec un tiers et à lui communiquer des informations dans certains cas, comme l’indique de façon plus détaillée la section « L’accord de fusion — Engagements — Absence de sollicitation de propositions d’acquisition » ;

•	la capacité du conseil d’administration à ne plus recommander la transaction dans certains cas si ses obligations fiduciaires envers les actionnaires l’exigent ;

•	le fait que la fusion serait subordonnée à l’accord de nos actionnaires et que nos actionnaires seraient libre de la rejeter, sous réserve que nous soyons en conformité avec certaines obligations, parmi lesquelles le remboursement des dépenses, à concurrence de 1,5 million de $, engagées par Integra dans le cadre de la fusion envisagée, et, dans certains cas, le paiement de 2,25 millions de $ d’indemnités de résiliation (déduction faite des frais déjà remboursés) ;

•	notre conseil d’administration peut résilier l’accord de fusion si une meilleure proposition de transaction est soumise par un tiers ;

•	le fait que l’accord de fusion nous donne suffisamment de souplesse opérationnelle pour mener nos activités normalement entre la signature de l’accord de fusion et la réalisation de la fusion ;

•	l’existence de droits d’évaluation pour ceux de nos actionnaires qui exercent correctement leurs droits légaux ;

•	le phénomène de consolidation qui touche le secteur des appareils médicaux ; et

•	les risques associés à la direction d’une société d’appareillage médical, et notamment la concurrence et le risque que nos produits deviennent obsolètes.

     Notre conseil d’administration a également examiné les désavantages ou risques potentiels associés à la fusion, parmi lesquels :
•	nous n’existerons plus en tant que société indépendante et nos actionnaires ne participeront plus à nos perspectives ;

•	l’accord de fusion nous interdit de solliciter activement d’autres propositions ;

•	nous sommes tenus de payer à Integra 2,25 millions de $ d’indemnités en cas de résiliation de l’accord de fusion à notre initiative ou, dans certains cas, à l’initiative d’Integra, ce qui risque de décourager d’autres propositions de transaction peut-être plus avantageuses pour nos actionnaires ;

•	s’il est vrai que la fusion devrait se concrétiser, il ne peut y avoir aucune garantie que toutes les conditions relatives aux obligations des parties de réaliser la fusion soient remplies et, de ce fait, il est possible que la fusion ne se concrétise pas même si l’accord de fusion est adopté par nos actionnaires. Voir la section « L’accord de fusion — Conditions à la fusion ». Si la fusion ne se concrétise pas, nous pourrions être confrontés à des risques et à des frais importants, et notamment à une possibilité de cessation de nos opérations, à un détournement de l’attention de la direction et de nos salariés, au départ de nombreux salariés et à un impact potentiellement négatif sur notre activité et nos relations avec nos clients ;

•	notre direction prévoit que si la fusion ne se concrétise pas et que nous ne parvenons pas à trouver un autre financement, nous ne serons pas en mesure de financer nos opérations au-delà d’octobre 2007 et nous devrons probablement invoquer la protection des lois sur la faillite ;

•	l’impact potentiel de la transaction sur nos salariés, et notamment les risques de suppression de postes ;

•	le risque que la fusion ne soit pas autorisée par les autorités gouvernementales compétentes ; et

•	la fusion sera une transaction imposable et, par conséquent, nos actionnaires ordinaires seront en règle générale amenés à payer des impôts sur les plus-values qu’ils déclareraient du fait de la somme perçue dans le cadre de la fusion.
     Notre conseil d’administration a également pris en compte le fait que certains de nos administrateurs et dirigeants, qui sont susceptibles de bénéficier d’avantages autres que ceux de nos autres actionnaires, risquent de se trouver confrontés à des conflits d’intérêts dans le cadre de la fusion. Voir la section intitulée « — Intérêts de nos administrateurs et cadres dirigeants concernant la fusion ».
     Après avoir pris en compte l’ensemble des facteurs exposés ci-dessus ainsi que d’autres facteurs, notre conseil d’administration a convenu à l’unanimité que les avantages de la fusion étaient supérieurs aux risques et que les transactions prévues par l’accord de fusion, parmi lesquelles la fusion elle-même, sont souhaitables et servent au mieux les intérêts de nos actionnaires. Notre conseil d’administration a approuvé à l’unanimité l’accord de fusion et la fusion, et encourage nos actionnaires à voter l’adoption de l’accord de fusion et la fusion lors de l’assemblée extraordinaire. Après discussions et concertation avec ses conseillers, notre conseil d’administration est arrivé à la conclusion que la seule solution raisonnablement possible en dehors de la conclusion de cet accord de fusion avec Integra (qui, selon les conclusions de notre conseil d’administration, offre à nos actionnaires une juste valeur pour leurs actions) serait d’invoquer la protection des lois sur la faillite.
     Le débat ci-dessus ne prétend pas à l’exhaustivité mais, à notre avis, passe en revue les informations importantes et les principaux facteurs pris en compte par notre conseil d’administration dans sa réflexion sur la fusion. Compte tenu du nombre et de la diversité des facteurs et du volume d’informations, notre conseil d’administration n’a pas estimé pratique, et s’est abstenu, d’évaluer et de quantifier les différents facteurs entrant dans sa décision et de leur affecter des coefficients d’importance. Par ailleurs, il ne s’est pas prononcé sur la nature favorable ou défavorable de chaque facteur ou aspect d’un facteur pour sa décision finale, et les membres de notre conseil d’administration ont pu accorder chacun une importance différente aux différents facteurs. Notre conseil d’administration a émis ses recommandations d’après l’ensemble des informations qui ont été portées à sa connaissance et l’enquête qu’il a menée.
     En cas de litige, la version anglaise originale de ce document est celle qui fait foi.

The following letter, translated in German, was mailed to stockholders of IsoTis on or about September 5, 2007:
     Am 4. September 2007 haben wir bei der US-amerikanischen Börsenaufsichtsbehörde ,,Securities and Exchange Commission” ein endgültiges Stimmrechtsvollmachtsdokument (das ,,Vollmachtsdokument”) eingereicht. Dieses Vollmachtsdokument bezieht sich auf eine außerordentliche Hauptversammlung der Aktionäre von IsoTis, Inc. (,,IsoTis”), die am 11. Oktober 2007 stattfinden wird und bei der die Aktionäre von IsoTis aufgefordert werden, der Übernahme von IsoTis durch Integra LifeSciences Holdings Corporation (,,Integra”) gemäß der Fusionsvereinbarung und dem Fusionsplan vom 6. August 2007 zuzustimmen. Wenn die Fusion rechtskräftig abgeschlossen wird, erhalten Sie Anspruch auf eine Barauszahlung von $7,25 (ohne Zinsen) pro Aktie, die Sie an unserem Stammaktienkapital halten.
     Das Vollmachtsdokument ist ein umfangreiches, in englischer Sprache verfasstes Dokument. Die Mehrheit unserer Aktionäre sind Privatanleger, deren Muttersprache eine andere Sprache als Englisch ist.
     Angesichts der Bedeutung Ihrer Abstimmung für IsoTis wie für seine Aktionäre legen wir diesem Brief eine deutsche, französische oder niederländische Übersetzung einiger wichtiger Abschnitte des Vollmachtsdokuments bei, und zwar:
•	den Brief an die Aktionäre von IsoTis;

•	,,Die Fusion — Hintergründe der Fusion”, Seiten 18 bis 23 des Vollmachtsdokuments;

•	,,Die Fusion — Empfehlung des Vorstands“, Seiten 23 und 24 des Vollmachtsdokuments; und

•	,,Die Fusion — Unsere Beweggründe für die Fusion”, Seiten 24 bis 26 des Vollmachtsdokuments.
     Ihre Stimme ist sehr wichtig. Wir können die Fusion nur rechtskräftig abschließen, wenn die Inhaber einer einfachen Mehrheit (d.h. mehr als 50%) der im Umlauf befindlichen Aktien unseres Stammaktienkapitals die Fusionsvereinbarung annehmen und der Fusion zustimmen. Wir empfehlen Ihnen, das beiliegende Vollmachtsdokument einschließlich seiner Anhänge vollständig durchzulesen.

Mit freundlichen Grüßen, Pieter Wolters Präsident und Chief Executive Officer

DIE ENGLISCHE ORIGINALFASSUNG IST RECHTLICH MASSGEBEND.

     Sehr geehrte(r) Aktionär(in) von IsoTis, Inc.,
     Im Namen des Vorstands der Firma IsoTis, Inc. lade ich Sie hiermit zu einer außerordentlichen Hauptversammlung ein, die am 11. Oktober 2007 um 9 Uhr Ortszeit in Irvine, 2 Goodyear (Kalifornien) stattfinden wird.
     Bei dieser außerordentlichen Hauptversammlung werden Ihnen folgende Anträge unterbreitet und zur Abstimmung vorgelegt: (i) ein Antrag auf Annahme der auf den 6. August 2007 datierten Fusionsvereinbarung und des Fusionsplans zwischen IsoTis, Integra LifeSciences Holdings Corporation, genannt Integra, und Ice MergerCorp, Inc., einer hundertprozentigen Tochtergesellschaft von Integra, sowie auf Billigung der Fusion, die Gegenstand dieser Vereinbarung ist, und (ii) ein Antrag auf Billigung einer Vertagung der außerordentlichen Hauptversammlung für den Fall, dass sich dies als nötig erweist, mit Blick auf den Erhalt zusätzlicher Stimmrechtsvollmachten, sofern zum Zeitpunkt der außerordentlichen Hauptversammlung nicht genügend Stimmrechte zur Annahme der Fusionsvereinbarung und zur Billigung der Fusion vorliegen. Kommt es zu der Fusion, so werden wir eine Tochtergesellschaft von Integra, und Sie erhalten Anspruch auf eine Barauszahlung von $7,25 ohne Zinsen pro Aktie, die Sie an unserem Stammaktienkapital halten.
     Nach sorgfältiger Prüfung der Bedingungen der Fusionsvereinbarung und der in der Fusionsvereinbarung vorgesehenen Transaktionen sowie der Punkte, die auf den Seiten 18 bis 23 unter dem Titel ,,Die Fusion — Hintergründe der Fusion” und auf den Seiten 24 bis 26 unter dem Titel ,,Die Fusion — Unsere Beweggründe für die Fusion” aufgeführt sind, hat unser Vorstand der Fusionsvereinbarung einstimmig zugestimmt und festgestellt, dass die Fusion sowie die weiteren, in der Fusionsvereinbarung vorgesehenen Transaktionen ratsam und im besten Interesse von IsoTis und seinen Aktionären sind. Wie unter den Abschnitten ,,Die Fusion — Hintergründe der Fusion” und ,,Die Fusion — Unsere Beweggründe für die Fusion” ausgeführt wird, ist unser Vorstand nach ausführlichen Beratungen und Anhörungen seiner Berater zu dem Schluss gekommen, dass die einzige vernünftigerweise als wahrscheinlich zu betrachtende Alternative zum Abschluss der Fusionsvereinbarung mit der Firma Integra (die nach Ansicht unseres Vorstands unseren Aktionären einen angemessenen Preis für Ihre Aktien bietet), die Herbeiführung eines Konkursverfahrens wäre. Unser Vorstand empfiehlt Ihnen einstimmig, ,,FÜR” die Annahme der Fusionsvereinbarung und die Billigung der Fusion sowie ,,FÜR” die Vertagung der außerordentlichen Hauptversammlung, falls nötig, mit Blick auf den Erhalt zusätzlicher Stimmrechtsvollmachten zu stimmen.
Ihre Stimme ist sehr wichtig. Wir können die Fusion nur rechtskräftig abschließen, wenn die Inhaber einer einfachen Mehrheit (d.h. mehr als 50%) der im Umlauf befindlichen Aktien unseres Stammaktienkapitals die Fusionsvereinbarung annehmen und der Fusion zustimmen. Des Weiteren hängen die Verpflichtungen, die Integra einerseits und IsoTis andererseits mit Blick auf die Durchführung der Fusion eingehen, von der Erfüllung oder Nichterfüllung mehrerer anderer Bedingungen ab. Wir empfehlen Ihnen, das beiliegende Vollmachtsdokument einschließlich seiner Anhänge vollständig durchzulesen, da dort die vorgeschlagene Fusion, sowie die diese Fusion betreffenden Dokumente und weitere damit zusammenhängende Punkte erläutert werden
     Unabhängig davon, ob Sie beabsichtigen, der außerordentlichen Hauptversammlung beizuwohnen, bitten wir Sie, sich die Zeit zu nehmen um abzustimmen, indem Sie die beigefügte Stimmkarte ausfüllen und uns so schnell wie möglich übersenden. Wenn Sie Ihre Aktien mittels einer Maklerfirma, einer Bank oder eines anderen Bevollmächtigten halten, weisen Sie bitte Ihren Makler, Ihre Bank oder Ihren Bevollmächtigten durch Ausfüllen des von Ihrem Makler, Ihrer Bank oder Ihrem Bevollmächtigten bereitgestellten Stimmanweisungsformulars an, Ihr Stimmrecht Ihrer Entscheidung entsprechend in Ihrem Namen auszuüben. Wenn Sie Ihrem Makler, Ihrer Bank oder Ihrem Bevollmächtigten die entsprechende Anweisung nicht erteilen, so hat dies die gleiche Auswirkung, als wenn Sie gegen die Annahme der Fusionsvereinbarung stimmen würden.
     Wenn Sie Ihre Stimmrechtsvollmacht unterzeichnen, datieren und einsenden ohne anzugeben, wie Sie zu stimmen wünschen, wird davon ausgegangen, dass Sie ,,FÜR” die Annahme der Fusionsvereinbarung und ,,FÜR” die Vertagung der außerordentlichen Hauptversammlung, falls nötig, mit Blick auf den Erhalt zusätzlicher Stimmrechtsvollmachten stimmen; in Fällen, in denen ausdrücklich ,,GEGEN” den Antrag auf Annahme der Fusionsvereinbarung und auf Billigung der Fusion gestimmt wird, wird jedoch grundsätzlich nicht davon ausgegangen, dass für den Vertagungsantrag gestimmt wurde, es sei denn, es wurde ausdrücklich ,,FÜR” den Vertagungsantrag gestimmt.
     Ich unterstütze diese Transaktion engagiert und schließe mich den anderen Mitgliedern unseres Vorstandes in ihrer Entscheidung an, Ihnen zu empfehlen, ,,FÜR” die Annahme der Fusionsvereinbarung und die Billigung der Fusion zu stimmen.

Mit freundlichen Grüßen, Pieter Wolters Präsident und Chief Executive Officer

     Die Hintergründe der Fusion
     In ihrem permanenten Streben nach Maximierung des Eigentümerwerts haben unser Vorstand und das Management regelmäßig unsere Geschäftsstrategie, diverse strategische Alternativen sowie die diversen Tendenzen und Bedingungen, die unser Geschäftsumfeld allgemein beeinflussen, geprüft und beurteilt. Zu diesen Tendenzen zählen die zunehmende Konzentration des Medizinproduktesektors in den USA, wobei die maßgeblichen Wettbewerber immer stärker in der Lage sind, aus ihrer Größe und ihrem Portfolio auf unserem Markt Wettbewerbsvorteile zu ziehen, sowie andere Faktoren des Wettbewerbsdrucks wie z.B. erhöhter Preisdruck infolge der steigenden Anzahl an Wettbewerbern und der rapiden technologischen Entwicklung. In jüngster Zeit kamen dem Vorstand Zweifel, ob wir angesichts unserer begrenzten finanziellen Mittel, des zunehmend scharfen Wettbewerbs, unserer anhaltenden Betriebsverluste und der enttäuschenden Ergebnisse unserer Bemühungen, die gesetzlichen Genehmigungen für unsere Accell-Produkte zu erhalten, in der Lage sind, unseren Strategieplan umzusetzen.
     Am 12. und 13. September 2006 nahm unser Vorstand gemeinsam mit unserem Management eine eingehende Prüfung unserer strategischen Planung vor, um unsere Zukunftsperspektiven einzuschätzen. Wir entschlossen uns für eine zweifache Strategie, die einerseits die Notierung an einer US Börse und andererseits die Initiierung eines ersten öffentlichen Zeichnungsangebots (IPO) in den USA beinhaltete.
     Bis vor kurzem wurden die Aktien unserer schweizerischen Vorgängergesellschaft IsoTis S.A. an der Schweizer Börse SWX (ISON), der Euronext Amsterdam N.V. (ISON) und der Toronto Stock Exchange (ISO) gehandelt. Am 6. November 2006 gab IsoTis S.A. seine Absicht bekannt, nur noch als amerikanische Aktiengesellschaft am NASDAQ Global Market notiert zu werden. Diese Entscheidung diente dazu, die Sichtbarkeit der Aktie für institutionelle Anleger zu erhöhen, die Aktionärsliquidität zu erhöhen, die Komplexität und die Kosten der vorschriftsmäßigen Formalitäten zu reduzieren, den Zugang zu den Kapitalmärkten zu erleichtern und dafür zu sorgen, dass die Gesellschaft in der Nähe ihrer wichtigsten Märkte und Aktivitäten notiert wird. Zu diesem Zweck wurden wir am 3. November 2006 zu einer hundertprozentigen Tochtergesellschaft der Firma IsoTis S.A., die im Rahmen dieser Neuorganisation zu einer amerikanischen Firma wurde. Am selben Tag beantragten wir die Notierung unserer Aktien am NASDAQ Global Market. Am 15. Dezember 2006 leiteten wir ein Umtauschangebot für alle ausgegebenen und im Umlauf befindlichen Stammaktien von IsoTis S.A. ein. Dabei boten wir an, eine unserer Stammaktien gegen zehn Stammaktien von IsoTis S.A. einzutauschen und planten eine zweite Fusionsetappe mit dem Ziel, alle nach Abschluss des Umtauschangebots noch im Umlauf befindlichen Aktien aufzukaufen.
     Am 20. Dezember 2006 trafen sich Pieter Wolters, unser Präsident und Chief Executive Officer, und Stuart Essig, Präsident und Chief Executive Officer von Integra, um über die Möglichkeit einer Hausmarken- oder Vertriebsvereinbarung für einige unserer Produkte zu diskutieren.
     Am 8. Januar 2007 gaben wir unsere Absicht bekannt, Geldmittel in Höhe von $30 Mio. bis $40 Mio. aufzunehmen, indem wir der Öffentlichkeit im Rahmen eines garantierten öffentlichen Angebots neu ausgegebene, an der NASDAQ notierte Stammaktien anboten. Den Nettoerlös aus diesem Angebot wollten wir zur Unterstützung der Bereiche Verkauf, Marketing, allgemeine Administration, klinische Forschung und Produktentwicklung sowie zur Beschaffung von Betriebskapital und für andere allgemeine Unternehmensfunktionen verwenden.
     Am 24. Januar 2007 nahmen wir mit Merrill Lynch Capital Diskussionen über einen mittelfristigen Kredit auf, der als Liquiditätsreserve für unsere operativen Bedürfnisse im Fall einer Verzögerung unseres öffentlichen Angebots dienen sollte.
     Am 26. Januar 2007 wurden unsere Aktien notiert und erstmals am NASDAQ Global Market gehandelt (Ticker: ISOT).
     Am 29. Januar 2007 reichten wir für unser IPO in den USA einen Antrag auf Börsenzulassung (Formular S-1) ein.
     Am 7. Februar 2007 erhielten wir ein Schreiben von der FDA (Arzneimittelbehörde der USA) mit Anmerkungen und Fragen zur 510(k)-Zulassung unserer Accell-Produkte, darunter die Frage, ob die Accell-Produkte als biologische Produkte, Gewebeprodukte oder Medizinprodukte zu betrachten seien. Eine weitere Frage des Briefes lautete, ob die Accell-Produkte in letzterem Fall als Produkte der Klasse II oder III zu betrachten seien. Aus diesem Schreiben der FDA schlossen wir, dass wir die Zulassung der FDA für unsere Accell-Produkte nicht im ersten Quartal 2007 erhalten würden, wovon wir ausgegangen waren, sondern möglicherweise erheblich später.
     In Anbetracht des Schreibens der FDA kamen wir zu dem Schluss, dass die Realisierung unseres geplanten öffentlichen Stammaktien-Zeichnungsangebots sehr schwierig sein würde, da die Öffentlichkeit die Risiken eines langwierigen FDA-Zulassungsverfahrens nur schwer einschätzen könnte. Am 12. Februar 2007 genehmigte unser Vorstand die Rücknahme unseres Börsenzulassungsantrags. Am 13. Februar 2007 reichten wir den Antrag auf Rücknahme unseres Börsenzulassungsantrags (Formular S-1) ein, der am 29. Januar 2007 bei der SEC (Börsenaufsichtsbehörde) registriert worden war.
     Im Anschluss an diese Ereignisse unternahmen unser Vorstand und unser Management eine eingehende Prüfung unserer Strategieplanung mit Blick auf die möglichen Lösungen zur Beschaffung des erforderlichen Kapitals für die kurz- und langfristige Fortsetzung unserer Aktivitäten. Am 12. Februar 2007 genehmigte unser Vorstand den Auftrag an die Firma Thomas Weisel Partners, uns bei der Ermittlung von Angebotsmöglichkeiten an private Anleger mittels unserer Aktie, aktiengebundener oder schuldrechtlicher Wertpapiere zu unterstützen, und zwar mit dem Ziel der Beschaffung von $20 Mio. bis $25 Mio., die als Betriebskapital und für andere allgemeine Unternehmensfunktionen bzw. die Bereiche Verkauf, Marketing, allgemeine Administration, Forschung und Entwicklung verwendet werden sollten.
     Von Februar 2007 bis April 2007 führten wir mehrere Diskussionen mit Integra über eine mögliche Hausmarken- oder Vertriebsvereinbarung für einige unserer Produkte.
     Am 16. März 2007 nahm die Firma Thomas Weisel Partners Diskussionen mit potenziellen Privatanlegern auf. Zwischen dem 16. März 2007 und dem 21. Mai 2007 kontaktierten wir ungefähr 60 Anleger, davon 40 namentlich. 22 dieser Anleger unterzogen uns einer Prospektprüfung.
     Am 28. März 2007 fand eine Diskussion zwischen unserem Management und Vertretern der FDA über das Schreiben der FDA hinsichtlich der 510(k)-Zulassung unserer Accell-Produkte statt.
     Am 19. April 2007 informierte uns die Agentur Merrill Lynch Capital, dass sie uns angesichts des Risikos eines langwierigen Zulassungsverfahrens der FDA keinen mittelfristigen Kredit gewähren würde.
     Am 27. April 2007 teilte uns die FDA in einem Schreiben mit, dass sie die Accell-Produkte als Medizinprodukte betrachte. Außerdem informierte uns die FDA mündlich, dass sie unser laufendes 510(k)-Zulassungsverfahren weiter prüfen werde und auf einen temporären Zulassungsantrag verzichte.
     Am 1. Mai 2007 nahmen wir erneut mit Merrill Lynch Capital Diskussionen mit Blick auf einen mittelfristigen Kredit auf.
     Am 7. Mai 2007 ermächtigte unser Vorstand nach unseren vergeblichen Anstrengungen zur Beschaffung von Kapital und angesichts unserer anhaltenden Kapitalknappheit das Management, an potenzielle Erwerber heranzutreten, um die möglichen Vorteile einer strategischen Transaktion mit solchen Akteuren zu prüfen. Am 8. Mai 2007 nahmen unser Management und Thomas Weisel Partners Kontakte mit potenziellen Erwerbern auf. Am 10. Mai 2007 gingen wir mit einem potenziellen strategischen Erwerber in der Hoffnung, eine Transaktion in die Wege zu leiten, eine vertrauliche Vereinbarung ein und begannen Informationen auszutauschen, doch wir erhielten keine Hinweise auf ein konkretes Interesse vonseiten dieses Akteurs.
     Am 18. Mai 2007 hielt unser Vorstand eine Telekonferenz ab, bei der über die jüngsten Entwicklungen hinsichtlich möglicher privater Finanzierungslösungen und strategischer Transaktionen diskutiert wurde. Der Vorstand ermächtigte unser Management, eine breitere Zielgruppe potenzieller Erwerber zu kontaktieren. Darüber hinaus gingen wir mit Integra am 18. Mai 2007 eine vertrauliche Vereinbarung ein. Aufgrund dieser Vereinbarung begannen wir, Integra und seinen Beratern vertrauliche Informationen über unser Unternehmen zu übermitteln, damit sich Integra ein Urteil über eine potenzielle Transaktion machen konnte.
     Im Laufe des Monats Mai 2007 kontaktierten wir insgesamt 15 potenzielle strategische Erwerber, von denen zwei Managementpräsentationen anforderten.
     Am 21. Mai 2007 unterbreitete Integra ein unverbindliches mündliches Angebot der Übernahme von IsoTis im Rahmen einer marktkonformen Transaktion. Zu diesem Datum betrug der Schlusskurs unserer Stammaktie $6,42.

     Ab 21. Mai 2007 führte Herr Wolters zahlreiche Gespräche mit mehreren Vorstandsmitgliedern über das mündlich bekräftigte Interesse von Integra. Im Laufe dieser Diskussionen äußerten die Vorstandsmitglieder die Ansicht, dass das Angebot von Integra unzureichend sei und ermächtigten das Management sowie Thomas Weisel Partners, das Angebot abzulehnen. Thomas Weisel Partners unterrichtete Integra über den Beschluss des Vorstands und forderte Integra auf, gleichzeitig mit anderen potenziellen Anbietern zum 30. Mai 2007 ein neues Angebot vorzulegen.
     Am 29. Mai 2007 gewährten uns Merrill Lynch Capital und die Silicon Valley Bank einen Kredit in Höhe von $20 Mio. Dieser Kredit ging mit der Notwendigkeit einher, bis zum 31. August 2007 weitere $20 Mio. aufzubringen. Würde uns dies nicht gelingen, so wären wir verpflichtet, Merrill Lynch am 1. September 2007 $7,5 Mio. zurückzuzahlen.
     Am 30. Mai 2007 unterbreitete uns Integra eine überarbeitete Interessenerklärung. Gemäß diesem neuen Angebot schlug Integra einen Aktienaustausch vor und erklärte sich zu einem marktkonformen Geschäft bereit. Allerdings räumte Integra im Rahmen dieses Angebots ein, dass der Kurs unserer Stammaktie inzwischen so hoch war, dass ein marktkonformes Geschäft für Integra weniger attraktiv sein könnte; Integra frage sich, ob unser aktueller Aktienkurs im Vergleich zu dem reellen Wert unseres Unternehmens überschätzt würde. Außerdem enthielt das Angebot die Forderung, dass wir Integra ggf. Annulierungsgebühren in Höhe von 5 % des Aktienwertes der Transaktion auszahlen und Integra die Ausgaben, die diese Firma im Zusammenhang mit der Transaktion zu leisten hätte, erstatten würden.
     Abgesehen davon erhielten wir am 30. Mai 2007 ein Schreiben von einem weiteren potenziellen strategischen Erwerber, der uns drei mögliche Transaktionsvorschläge unterbreitete. Der erste Vorschlag beinhaltete die Ausgabe von vorrangigen gesicherten Wandelschuldverschreibungen in Höhe von $10 Mio., wobei dieser Interessent jedoch in dem Schreiben einräumte, dass die Durchführung dieses Vorschlags für ihn schwierig werden könnte. Der zweite Vorschlag bestand in der Gründung eines neuen 50/50-Joint Ventures zwischen uns und diesem Interessenten. Die dritte Möglichkeit bestand darin, dass der Interessent einen Partner finden würde, mit dem er uns gemeinsam übernehmen würde.
     Am 1. Juni 2007 hielt unser Vorstand eine Telekonferenz ab, bei der das Management eine Bestandsaufnahme der Geldbeschaffungsbemühungen vorlegte und das von Integra sowie das von dem anderen Interessenten am 30. Mai 2007 vorgelegte Angebot darlegte. Vertreter unseres externen Beratungsbüros Latham & Watkins LLP präsentierten eine Zusammenfassung der treuhänderischen Pflichten des Vorstands mit Blick auf die potenziellen Transaktionen. Im Anschluss an eine Diskussion kam der Vorstand zu dem Schluss, dass es nicht in unserem besten Interesse oder im besten Interesse unserer Aktionäre sei, als primäre strategische Lösung auf eine private Finanzierung zurückzugreifen, da es unwahrscheinlich sei, dass unsere Firma solche privaten Mittel zu annehmbaren Bedingungen aufbringen könnte. Sodann erläuterte das Management den Fortgang der Diskussionen mit potenziellen strategischen Erwerbern einschließlich der Angebote von Integra und dem weiteren Interessenten. Der Vorstand diskutierte u.a. über die Charakteristika der potenziellen strategischen Erwerber, die Wahrscheinlichkeit des Abschlusses einer Transaktion und den für die Verhandlung und den Abschluss einer potenziellen Transaktion vorzusehenden Zeitplan; anschließend verglichen sie diese mögliche Transaktion mit uns verfügbaren Alternativen. Ausgehend von dieser Diskussion ermächtigte der Vorstand das Management, seine Diskussionen mit Integra fortzusetzen und sich zusätzliche Klarheit über die Bedingungen einer potenziellen Transaktion, einschließlich über den möglichen Preis, zu verschaffen. Der Vorstand kam zu dem Schluss, dass das von dem weiteren Interessenten unterbreitete Angebot nur schwer zu einer annehmbaren Transaktion führen könnte und wies Thomas Weisel Partners an, diesen Interessenten um Vorlage eines attraktiveren Angebots zu ersuchen. Nach einer Diskussion mit Thomas Weisel Partners erklärte sich dieser Interessent außer Stande, sein Angebot zu ändern.
     Am 5. Juni 2007 informierte sich der Vorstand im Laufe einer Telekonferenz über den neuesten Stand des Übernahmeangebots von Integra. Das Management und Vertreter von Thomas Weisel Partners fassten den Stand der Diskussionen mit Integra zusammen und wiesen insbesondere auf die mündliche Offerte von Integra hin, den Angebotspreis auf $7,00 pro Stammaktie zu erhöhen. Integra hatte als Bedingung für die Fortsetzung der Diskussionen über eine Transaktion gefordert, dass wir ausschließlich mit Integra über den Verkauf des Unternehmens verhandeln. Außerdem wies das Management den Vorstand darauf hin, dass von den potenziellen strategischen Erwerbern, die zuvor kontaktiert worden waren, zu diesem Zeitpunkt außer dem Interessenten, der am 30. Mai 2007 ein Angebot unterbreitet und dies seither nicht geändert hatte, keiner an der Übernahme unserer Firma interessiert war. Sodann ermächtigte der Vorstand das Management, die Verhandlungen mit Integra fortzusetzen und dabei auf eine Erhöhung des Angebotspreises und eine Reduzierung der Dauer der Ausschlussfrist hinzuwirken. Ferner teilte das Management dem Vorstand mit, dass seine Bemühungen, annehmbare Bedingungen für eine private Finanzierungsmöglichkeit zu erwirken, weiterhin unfruchtbar geblieben seien.
     Am 8. Juni 2007 unterbreitete Integra ein überarbeitetes Angebot für einen Aktienaustausch. Gemäß diesem neuen Angebot (1) erhöhte Integra seinen angebotenen Preis auf $7,25 pro Stammaktie (vorbehaltlich einer Abweichungsbegrenzung), (2) verlegte Integra das Ende der Ausschlussfrist vom 31. Juli 2007 auf den 15. Juli 2007 und (3) gestattete uns Integra, unsere Diskussionen mit potenziellen Finanzquellen während der Ausschlussfrist fortzusetzen. Außerdem enthielt das Angebot von Integra die Forderung, dass wir Integra ggf. Annulierungsgebühren in Höhe von $2,25 Mio. zahlen und Integra die Ausgaben, die diese Firma im Zusammenhang mit der Transaktion zu leisten hätte, erstatten würden.
     Noch am selben Tag veranlasste unser Vorstand eine Telekonferenz, um mit unserem Management und unseren Finanzberatern über die Bedingungen von Integras Angebot, einschließlich des angebotenen Preises, der Dauer und der Reichweite der Auschlussfrist sowie der Höhe der Annulierungsgebühren zu diskutieren. Dabei brachte der Vorstand auch das mangelnde Interesse anderer potenzieller strategischer Erwerber an weiterführenden Verhandlungen mit uns zur Sprache. Sodann ermächtigte der Vorstand das Management, mit Integra unter den Bedingungen, die dem Vorstand dargelegt worden waren, eine Ausschließkeitsvereinbarung einzugehen.
     Am 11. Juni 2007 unterzeichneten wir mit Integra eine Ausschließlichkeitsvereinbarung mit einer Gültigkeitsdauer bis zum 15. Juli 2007.
     Am 15. Juni 2007 erhielten wir ein Prospektprüfungsantragsschreiben von Integra. Zwischen dem 15. Juni 2007 und dem 6. August 2007 unterzog Integra IsoTis einer eingehenden Prüfung.
     Am 18. und 19. Juni 2007 trafen sich Mitglieder unseres Managements und des Managements von Integra zu Präsentationen der Lage ihrer jeweiligen Unternehmen.
     Am 22. Juni 2007 hielt unser Vorstand mit Mitgliedern unseres leitenden Managements eine Telekonferenz ab, um sich über den Stand der Diskussionen mit Integra und der Prospektprüfung von Integra zu informieren. Vertreter von Latham & Watkins LLP präsentierten eine Zusammenfassung der treuhänderischen Pflichten des Vorstands mit Blick auf die potenzielle Transaktion. Im Laufe dieser Besprechung diskutierten der Vorstand und das Management auch über die in Frage kommenden Finanzierungsalternativen. Thomas Weisel Partners informierte den Vorstand, dass nach wie vor vonseiten potenzieller Finanzierungsquellen kein Interesse an weiterführenden Verhandlungen mit uns bestände. Des Weiteren billigte der Vorstand die Vereinbarung sowie die weiteren Voraussetzungen für die Fusion von IsoTis S.A. und IsoTis International SA, wodurch die im Zusammenhang mit dem Austauschangebot erforderlichen Transaktionen erfolgen und IsoTis International S.A. zu unserer hundertprozentigen Tochtergesellschaft werden könnte.
     Am 26. Juni 2007 ließ Integras Beraterfirma Willkie Farr & Gallagher LLP uns sowie unserem Beraterbüro einen ersten Entwurf für eine Fusionsvereinbarung zukommen.
     Am 29. Juni 2007 gingen wir mit Integra eine Vertraulichkeitsvereinbarung ein, in der wir uns verpflichteten, die Informationen, die uns Integra zwecks Prüfung einer potenziellen Transaktion übermitteln würde, vertraulich zu behandeln.
     Am 2. Juli 2007 legte Latham & Watkins LLP Integra und seiner Beraterfirma eine überarbeitete Fusionsvereinbarung vor. Zwischen dem 2. Juli 2007 und dem 6. August 2007 diskutierten wir mehrmals mit Integra und unseren jeweiligen Beratern über die Bedingungen der vorgeschlagenen Fusionsvereinbarung. So diskutierten wir u.a. über die vorgeschlagenen Vertretungsbestimmungen und Garantien, Verpflichtungen, Abschlussbedingungen, Schutzklauseln und Aufkündigungsbedingungen bzw. -entschädigungen.
     Am 2. und 3. Juli 2007 präsentierte das Management von Integra unserem Management bei einer Zusammenkunft, der auch Vertreter von Thomas Weisel Partners beiwohnten, die Aktivitäten der Firma;

anschließend trafen sich Mitglieder unseres Managements und des Managements von Integra zu Besprechungen über die potenzielle Transaktion sowie über unsere Aktivitäten.
     Zwischen dem 2. Juli 2007 und dem 6. August 2007 trafen sich Mitglieder unseres Managementteams und des Managementteams von Integra zu zahlreichen Diskussionen über Prospektprüfungsangelegenheiten, Kommunikationspläne und weitere, mit der potenziellen Transaktion zusammenhängende Themen. Während einiger dieser Diskussionen wiederholte das Management von Integra unserem Management gegenüber, dass Integra nicht bereit sei, mit seinem Angebotspreis über $7,25 pro Aktie hinauszugehen.
     Am 13. Juli 2007 begaben sich unsere Vorstandsmitglieder persönlich nach Costa Mesa (Kalifornien), um den Fortgang der Diskussionen mit Integra, unsere finanziellen Alternativen, unseren laufenden operativen Plan sowie die strategischen Alternativen zur Realisierung der potenziellen Transaktion mit Integra zu prüfen. Vertreter von Latham & Watkins LLP präsentierten eine Zusammenfassung der treuhänderischen Pflichten des Vorstands im Zusammenhang mit der potenziellen Transaktion und vom Inhalt des Entwurfs der Fusionsvereinbarung, wobei sie auf diverse Punkte hinwiesen, die noch Verhandlungsgegenstand waren wie z.B. die Schutzklauseln sowie die Aufkündigungsbedingungen und -entschädigungen. Das Management und Vertreter von Thomas Weisel Partners präsentierten die mit den Aktivitäten von Integra zusammenhängenden Risiken und diverse Punkte in Bezug auf die potenzielle Transaktion with Integra. Das Management informierte den Vorstand, dass es einen Entwurf für eine Konditionsvereinbarung von einem potenziellen Finanzanleger erhalten hatte. Nach einer Prüfung der angebotenen Konditionen dieser Finanzierung kam der Vorstand zu dem Schluss, dass das Finanzierungsangebot mit zahlreichen Bedingungen einherging, die wir nicht erfüllen könnten, und dass es wahrscheinlich nicht genügend Mittel bereitstellen würde, um die Weiterführung unserer Aktivitäten über einen längeren Zeitraum zu ermöglichen. Obwohl wir an ungefähre 60 potenzielle Anleger herangetreten waren, hatten wir nur von dem oben genannten Anleger sowie von dem Interessenten, der am 30. Mai 2007 eine Offerte unterbreitet hatte, Finanzierungsangebote erhalten. Des Weiteren billigte der Vorstand eine Verlängerung der Gültigkeitsdauer unserer Aussschließlichkeitsvereinbarung mit Integra bis zum 29. Juli 2007, die noch am selben Tag unterzeichnet wurde.
     Am 23. Juli 2007 legten wir die letzte Etappe der mit dem Umtauschangebot einhergehenden Transaktionen zurück, indem wir einen zweiten Fusionsabschnitt abwickelten, d.h. den Tausch der verbleibenden 9,5 % der ausgegebenen und im Umlauf befindlichen Stammaktien von IsoTis S.A. gegen Aktien aus unserem Stammaktienbestand, und zwar nach dem im Umtauschangebot festgelegten Tauschverhältnis.
     Am 24. Juli 2007 erhielten wir von Integra einen Entwurf für eine Vertriebsvereinbarung, nach der wir akzeptieren würden, einen Teil unserer Produkte (mit Ausnahme unserer Accell-Produkte) unter der Marke Integra zu vertreiben. Ferner erhielten wir von Integra einen Entwurf für eine Optionsvereinbarung, nach der Integra die Möglichkeit haben würde, auch unsere Accell-Produkte in die Vertriebsvereinbarung aufzunehmen.
     Zwischen dem 24. Juli 2007 und dem 6. August 2007 führten wir und unsere Berater zahlreiche Diskussionen mit Integra und seinen Beratern über die Bedingungen der Vertriebsvereinbarung und der Optionsvereinbarung, bei denen wir u.a. unseren Willen bekräftigten, solche Vereinbarungen nur einzugehen, wenn sie marktübliche Bedingungen enthielten und auch sonst im besten Interesse von IsoTis seien.
     Am 26. Juli 2007 schlug Integra vor, anstatt einer Aktientransaktion eine reine Geldtransaktion vorzusehen und erklärte, an einer Aktientransaktion nicht mehr interessiert zu sein.
     Am 27. Juli 2007 hielt unser Vorstand eine Telekonferenz ab, um sich über den neuesten Stand der potenziellen Transaktion mit Integra zu informieren. Unser Management teilte dem Vorstand mit, dass Integra nun eine reine Geldtransaktion vorschlug. Vertreter von Latham & Watkins LLP informierten den Vorstand über seine treuhänderischen Pflichten mit Blick auf eine solche potenzielle Transaktion mit Integra. Nach einer längeren Diskussion beschloss der Vorstand, mit Integra Diskussionen über eine reine Geldtransaktion aufzunehmen. Außerdem genehmigte der Vorstand die Verlängerung der Ausschlussfrist bis zum 6. August 2007.
     Noch am selben Tag, dem 27. Juli 2007, unterzeichneten wir eine Verlängerung unserer Ausschließlichkeitsvereinbarung mit Integra bis zum 6. August 2007.

     Am 4. August 2007 hielt unser Vorstand eine Telekonferenz ab, um über den Fortgang der Verhandlungen mit Integra zu diskutieren. Vor dieser Besprechung hatte unser Vorstand Entwürfe für die Fusionsvereinbarung, die Vertriebsvereinbarung und die Optionsvereinbarung erhalten. Im Laufe dieser Besprechung:
•	fasste Herr Wolters die bisherigen Diskussionen zwischen uns und Integra zusammen;

•	prüften Vertreter von Latham & Watkins LLP mit dem Vorstand dessen treuhänderische Pflichten mit Blick auf die vorgeschlagene Transaktion;

•	erläuterten Mitglieder unseres Managements die strategischen Alternativen, die uns zur Verfügung standen, sowie unsere Zukunftsperspektiven im Fall unseres Fortbestands als unabhängiges Unternehmen, wobei sie auch darauf hinweisen, dass nach Oktober 2007 zu erwartende Liquiditätsschwierigkeiten die Weiterführung unserer Aktivitäten wahrscheinlich in Frage stellen würden;

•	Vertreter von Latham & Watkins LLP prüften mit unserem Vorstand die Bedingungen der vorgeschlagenen Fusionsvereinbarung, Vertriebsvereinbarung und Optionsvereinbarung;

•	schließlich erläuterten Vertreter von Thomas Weisel Partners finanzielle Aspekte der vorgeschlagenen Transaktion.
     Der Vorstand ermächtigte das Management, die Verhandlungen mit Integra zu einem Ende zu bringen.
     Am 6. August 2007 hielt unser Vorstand am Nachmittag eine Telekonferenz ab, um die vorgeschlagene Transaktion mit Integra zu prüfen. Vor dieser Besprechung hatte unser Vorstand weitgehend endgültige Entwürfe für die Fusionsvereinbarung, die Vertriebsvereinbarung und die Optionsvereinbarung erhalten. Im Laufe dieser Besprechung:
•	informierte Herr Wolters den Vorstand über den neuesten Stand der Diskussionen mit Integra und fasste die endgültigen Bedingungen der vorgeschlagenen Transaktion zusammen;

•	prüften Vertreter von Latham & Watkins LLP mit dem Vorstand dessen treuhänderische Pflichten mit Blick auf die vorgeschlagene Transaktion;

•	erläuterten Mitglieder unseres Managements die strategischen Alternativen, die uns zur Verfügung standen, sowie unsere Zukunftsperspektiven im Fall unseres Fortbestands als unabhängiges Unternehmen, wobei sie auch auf unsere Unfähigkeit hinwiesen, uns zusätzliche Geldmittel zu beschaffen, sowie auf die nach Oktober 2007 zu erwartenden Liquiditätsschwierigkeiten, die die Weiterführung unserer Aktivitäten wahrscheinlich in Frage stellen würden;

•	Vertreter von Latham & Watkins LLP prüften mit unserem Vorstand erneut die Bedingungen der vorgeschlagenen Fusionsvereinbarung, Vertriebsvereinbarung und Optionsvereinbarung;

•	schließlich erläuterten Vertreter von Thomas Weisel Partners finanzielle Aspekte der vorgeschlagenen Transaktion und äußerten ihre in dem Vollmachtsdokument ausgeführte Ansicht, dass der Preis, den die Inhaber unserer Stammaktien gemäß der angebotenen Transaktion erhalten würden, in finanzieller Hinsicht diesen Aktionären gegenüber redlich und angemessen sei; diese Ansicht wurde in einer vom 6. August 2007 datierten schriftlichen Stellungnahme bestätigt. Siehe ,,Ansicht von Thomas Weisel Partners LLC”.
     Nach Diskussionen mit dem Management und unseren Finanz- und Rechtsberatern kam unser Vorstand einstimmig zu dem Schluss, dass es in unserem besten Interesse und in dem besten Interesse unserer Aktionäre sei, die Fusionsvereinbarung einzugehen und die Fusion unter den in der Fusionsvereinbarung festgelegten Bedingungen durchzuführen. Unser Vorstand beschloss einstimmig, die Fusionsvereinbarung anzunehmen und die anderen, mit der Fusionsvereinbarung einhergehenden Transaktionen zu billigen; ferner beschloss unser Vorstand einstimmig, unseren Aktionären zu empfehlen, kraft ihrer Abstimmung die Fusionsvereinbarung anzunehmen und die mit der Fusionsvereinbarung einhergehenden Transaktionen zu billigen. Des Weiteren billigte der Vorstand einstimmig die Vertriebsvereinbarung und die Optionsvereinbarung.
     Fusionsvereinbarung, Vertriebsvereinbarung und Optionsvereinbarung wurden von beiden Parteien am Abend des 6. August 2007 unterzeichnet.
     Am 7. August 2007 gaben wir zusammen mit Integra vor Eröffnung der amerikanischen Börsensitzungen in einer gemeinsamen Pressemitteilung die Unterzeichnung der Fusionsvereinbarung bekannt.
     Am 30. August 2007 änderten wir unsere Kreditvereinbarung mit Merrill Lynch Capital und der Silicon Valley Bank dahingehend, dass die Aufbringung der zusätzlichen Summe von $20 Mio. bis zum 31. Oktober 2007 nicht mehr erforderlich ist. Außerdem sieht diese Änderung die Bereitstellung von zusätzlichen $2 Mio. auf eine separaten Nebenkonto vor.
     Empfehlung unseres Vorstands
     Durch einstimmigen Beschluss seiner Mitglieder:
•	billigte unser Vorstand die Fusionsvereinbarung und die anderen mit der Fusionsvereinbarung einhergehenden Transaktionen, nahm er diese Vereinbarung an und erklärte, unseren Aktionären die Zustimmung zu dieser Fusion zu empfehlen;

•	erklärte unser Vorstand, dass es in unserem besten Interesse und im besten Interesse unser Aktionäre sei, die Fusionsvereinbarung einzugehen und die Fusion unter den in der Fusionsvereinbarung festgelegten Bedingungen zu vollziehen.
     Infolgedessen empfiehlt Ihnen unser Vorstand, ,,FÜR” die Annahme der Fusionsvereinbarung und die Billigung der Fusion zu stimmen.
     Unsere Beweggründe für die Fusion
     Vor der Entscheidung, die Fusionsvereinbarung und die damit einhergehenden Transaktionen zu billigen, diese Vereinbarung anzunehmen und Ihnen zu empfehlen, für den Antrag auf Annahme der Fusionsvereinbarung und Billigung der Fusion zu stimmen, hat unser Vorstand unser Management sowie unsere Rechts- und Finanzberater zu Rate gezogen. Diese Beratungen umfassten auch Diskussionen über unsere Strategiepläne, über die bisherige Kursentwicklung unserer Stammaktien, unsere vergangene und derzeitige Geschäftstätigkeit und Finanzlage, unsere unzulänglichen Liquiditäten zur Fortsetzung unserer Aktivitäten, unsere Zukunftsperspektiven, unsere vergeblichen Versuche, finanzielle und strategische Partner zu finden, sowie über die potenzielle Fusion mit Integra. Unser Vorstand zog Thomas Weisel Partners in der Frage zu Rate, ob das Fusionsvorhaben in finanzieller Hinsicht unseren Aktionären gegenüber redlich und angemessen sei. Auf der Grundlage dieser Diskussionen und Beratungen kam unser Vorstand auch zu der Erkenntnis, dass die einzige vernünftigerweise als wahrscheinlich zu betrachtende Alternative zu der Fusionsvereinbarung mit Integra der Konkurs wäre.
     Unser Vorstand berücksichtigte bei seinen Erwägungen folgende, für die Fusion sprechende Faktoren:
•	Der vereinbarte Preis von $7,25 pro Stammaktie, der ungefähr 5,4% über dem Schlusskurs unserer Stammaktie am 6. August 2007, dem letzten Börsentag vor der Bekanntgabe der Transaktion, liegt;

•	Die Ansicht unseres Managements, nach der es unwahrscheinlich ist, dass der Handelswert unserer Stammaktie in absehbarer Zukunft über den in der Fusionsvereinbarung angebotenen Preis von $7,25 pro Aktie steigen würde, wenn wir unabhängig blieben;

•	Die von unserem Vorstand zur Kenntnis genommenen Erläuterungen, die am 6. August 2007 von Thomas Weisel Partners vorgetragen wurden und in denen Thomas Weisel Partners seine Ansicht äußerte, dass zum Zeitpunkt des 6. Augusts 2007 und auf der Grundlage bzw. vorbehaltlich seiner Annahmen, Untersuchungsgegenstände, Einschränkungen und der Reichweite seiner Prüfung, der Preis, den die Eigner unserer Stammaktien im Fall der Fusion erhalten würden, in finanzieller Hinsicht diesen Eignern gegenüber redlich und angemessen sei;

•	Die Tatsache, dass keine realistischen Alternativen finanzieller oder strategischer Art zur Verfügung stehen, die einen höheren Eigentümerwert ermöglicht hätten, obwohl wir seit der Rücknahme unseres IPO umfangreiche Anstrengungen zur Ermittlung solcher Alternativen unternommen haben;

•	Die Risiken, die wir eingehen würden, wenn wir unabhängig bleiben: Unser Management ist überzeugt, dass wir, wenn wir unabhängig blieben, wahrscheinlich nicht in der Lage sein würden, neue Finanzmittel aufzubringen, so dass wir nach Oktober 2007 über unzureichende Liquiditäten verfügen würden, um unsere Aktivitäten weiterzuführen, und möglicherweise Konkurs anmelden müssten;

•	Die Tatsache, dass wir derzeit mit Nettoverlusten und Cashflow-Defiziten wirtschaften und dass sich dies in absehbarer Zukunft voraussichtlich nicht ändern wird;

•	Die Tatsache, dass die Beschaffung von Geldmitteln aus privaten Finanzquellen, selbst wenn sie erfolgreich sein sollte, für unsere bestehenden Aktionäre zwangsläufig zu einer substanziellen Verwässerung sowie zu einem Wertrückgang unserer Stammaktie führen würde;

•	Die Tatsache, dass der Fusionspreis aus reinen Geldmitteln besteht, was uns im Gegensatz zu einer Transaktion, bei der die Aktionäre Aktien erhalten würden, die sofortige Bereitstellung von Liquiditäten und unseren Aktionären sicheren Eigentümerwert gewährleisten würde;

•	Die Tatsache, dass unser Management nach Befragung unserer Finanzberater zu der Überzeugung gekommen ist, dass Integra über ausreichende Kapitalressourcen verfügt, um den Fusionspreis zu entrichten;

•	Die Tatsache, das unser Vorstand nach Befragung des Managements und unserer Rechtsberater zu der Ansicht gekommen ist, dass wir die ggf. für die Durchführung der Fusion erforderlichen behördlichen Genehmigungen aller Wahrscheinlichkeit nach erhalten würden;

•	Die Tatsache, dass wir nach der Fusionsvereinbarung das Recht haben, unter bestimmten Umständen Informationen an einen Dritten weiterzuleiten und mit einem solchen Verhandlungen zu führen, wie in dem Abschnitt ,,Die Fusionsvereinbarung — Verpflichtungen — Nichteinholung von Kaufangeboten” ausgeführt wird;

•	Die Tatsache, dass der Vorstand das Recht hat, seine Empfehlung zugunsten der Transaktion unter bestimmten Umständen, wenn dies aufgrund seiner treuhänderischen Verpflichtungen gegenüber den Aktionären geboten ist, geringfügig oder grundlegend zu ändern;

•	Die Tatsache, dass die Fusion von der Zustimmung unserer Aktionäre abhängt und dass unsere Aktionäre die Möglichkeit haben, die Fusion abzulehnen, was für uns bestimmte Verpflichtungen nach sich ziehen würde wie die Erstattung der Ausgaben, die Integra im Zusammenhang mit dem Fusionsangebot entstanden sind (bis zu einem Betrag von $1,5 Mio.), sowie unter bestimmten Umständen die Zahlung von Annulierungsgebühren in Höhe von $2,25 Mio. (abzüglich bereits zuvor erstatteter Ausgaben);

•	Die Tatsache, dass unser Vorstand die Möglichkeit hat, die Fusionsvereinbarung aufzukündigen, falls eine dritte Partei ein alternatives Angebot zu einem höheren Preis unterbreiten sollte;

•	Die Tatsache, dass uns die Fusionsvereinbarung einen ausreichenden Handlungsspielraum lässt, um unsere Aktivitäten zwischen der Unterzeichnung der Fusionsvereinbarung und dem rechtskräftigen Abschluss der Fusion in ihrem normalen Verlauf weiterführen können;

•	Die Tatsache, dass unsere Aktionäre die Möglichkeit haben, sich selbst ein Bild zu machen und so ihr satzungsmäßiges Recht zur eigenen Prüfung ausüben können;

•	Die derzeitige Konzentrationstendenz im Medizinproduktesektor;

•	Die Risiken, die mit den Aktivitäten eines Medizinprodukteunternehmens einhergehen, einschließlich des Wettbewerbs und des Risikos, dass unsere Produkte veraltet werden.
Des Weiteren berücksichtigte unser Vorstand auch potenzielle negative Faktoren und Risiken, die aus der Fusion erwachsen können, und zwar:
•	Wir werden aufhören, als unabhängige Gesellschaft zu existieren, und unsere Aktionäre werden keinen Anteil mehr an unserer künftigen Entwicklung haben;

•	Die Fusionsvereinbarung verbietet es uns, aktiv nach alternativen Angeboten zu suchen;

•	Wir sind verpflichtet, Integra eine Annulierungsgebühr in Höhe von $2,25 Mio. zu zahlen, wenn wir oder Integra die Fusionsvereinbarung unter bestimmten Umständen aufkündigt, was Dritte davon abhalten könnte, alternative Transaktionen anzubieten, die für unsere Aktionäre vorteilhafter sein könnten;

•	Bis zum rechtskräftigen Abschluss der Fusion haben wir keine Gewähr dafür, dass die Parteien alle zum Abschluss der Fusion erforderlichen Verpflichtungen erfüllen, so dass es möglich ist, dass die Fusion nicht rechtskräftig wird, selbst wenn unsere Aktionäre die Fusionsvereinbarung annehmen. Siehe ,,Die Fusionsvereinbarung — Bedingungen für die Fusion”. Wenn es nicht zu der Fusion kommt, werden wir signifikanten Risiken und Kosten ausgesetzt: mögliche Einstellung unserer Aktivitäten, Ablenkung des Managements und der Mitarbeiter, psychologische Belastung unserer Mitarbeiter, negative Auswirkungen auf das Geschäft und unsere Kundenbeziehungen;

•	Nach Ansicht unseres Managements werden wir, falls es nicht zu der Fusion kommen sollte und wir keine alternative Finanzierung finden, nach Oktober 2007 nicht mehr in der Lage sein, unsere Aktivitäten zu finanzieren, und aller Wahrscheinlichkeit nach Konkurs anmelden müssen;

•	Der potenzielle Einfluss der Transaktion auf unsere Mitarbeiter, einschließlich der Möglichkeit, dass es zu einem Stellenabbau kommt

•	Das Risiko, dass die Fusion von den zuständigen Behörden nicht genehmigt wird;

•	Die Fusion ist eine steuerpflichtige Transaktion, so dass unsere Aktionäre generell für Gewinne, die sie infolge des Erhalts von Bargeld im Rahmen der Fusion erhalten, Steuern zu entrichten haben.

     Unser Vorstand berücksichtigte auch, dass für einige unserer Direktoren und Führungskräfte aus der Fusion aufgrund anderer bzw. zusätzlicher Vorteile gegenüber den Aktionären Interessenkonflikte entstehen können. Siehe ,,Interessen unserer Direktoren und Führungskräfte im Rahmen der Fusion”.
     Nach Berücksichtigung aller oben aufgeführten und weiteren Faktoren kam unser Vorstand einstimmig zu dem Schluss, dass die Vorteile der Fusion gegenüber den Risiken überwiegen und dass die in der Fusionsvereinbarung festgelegten Transaktionen einschließlich der Fusion ratsam und im besten Interesse unserer Aktionäre seien. Unser Vorstand hat die Fusionsvereinbarung und die Fusion einstimmig gebilligt und empfiehlt unseren Aktionären, bei der außerordentlichen Hauptversammlung für die Fusionsvereinbarung und die Fusion zu stimmen. Aufgrund seiner Diskussionen und Anhörungen seiner Berater ist unser Vorstand zu dem Schluss gekommen, dass die einzige vernünftigerweise als wahrscheinlich zu betrachtende Alternative zum Abschluss der Fusionsvereinbarung mit der Firma Integra (die nach Ansicht unseres Vorstands unseren Aktionären einen angemessenen Preis für Ihre Aktien bietet) die Herbeiführung eines Konkursverfahrens wäre.
     Die hier aufgeführten Erwägungen haben keinen Anspruch auf Vollständigkeit, aber sie enthalten unserer Ansicht nach alle rechtserheblichen Informationen und wesentlichen Faktoren, die unser Vorstand mit Blick auf die Fusion berücksichtigt hat. Angesichts der Anzahl und der Vielfältigkeit der Faktoren sowie des Umfangs der Informationen, die berücksichtigt wurden, erachtete unser Vorstand es nicht als durchführbar, das jeweilige Gewicht der einzelnen Faktoren bei den Abwägungen zu ermessen oder eine sonstige Rangordnung dieser Faktoren aufzustellen und führte folglich diesbezüglich keine Einschätzung durch. Des Weiteren verzichtete der Vorstand darauf, genau zu bestimmen, inwiefern ein einzelner Faktor oder Aspekt eines einzelnen Faktors bei seiner endgültigen Entscheidung positiv oder negativ ins Gewicht gefallen ist, und einzelne Vorstandsmitglieder haben möglicherweise unterschiedlichen Faktoren ein unterschiedliches Gewicht beigemessen. Die Empfehlung unseres Vorstandes beruht auf der Gesamtheit der Informationen, die ihm zur Verfügung gestellt wurden, und auf den von ihm durchgeführten Untersuchungen.
     DIE ENGLISCHE ORIGINALFASSUNG IST RECHTLICH MASSGEBEND.

A special stockholder meeting will be held on October 11, 2007 to obtain stockholder approval of the proposed transaction. IsoTis has filed with the Securities and Exchange Commission and distributed to its stockholders a definitive proxy statement and other relevant documents in connection with the special stockholder meeting for the proposed transaction. IsoTis stockholders are urged to read the definitive proxy statement and other relevant materials because they contain important information about IsoTis, Integra and the proposed transaction. Investors may obtain a free copy of these materials and other documents filed by IsoTis with the Securities and Exchange Commission at the SEC’s website at www.sec.gov, at IsoTis’ website at www.isotis.com or by sending a written request to IsoTis at 2 Goodyear, Irvine, California 92618, Attention: Chief Financial Officer.
IsoTis and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of IsoTis’ stockholders in connection with the proposed transaction is set forth in IsoTis’ definitive proxy statement for its special meeting. Additional information regarding these individuals and any interest they have in the proposed transaction is set forth in the definitive proxy statement on file with the SEC.